                                                                     EXHIBIT 4.2


                      STERLING PULP CHEMICALS (SASK) LTD.
                                  as Borrower

                                    - and -

                                BANK OF MONTREAL
                              ROYAL BANK OF CANADA
                             CANADIAN WESTERN BANK
                               INSTESABCI CANADA
                                   as Lenders

                                    - and -

                                BANK OF MONTREAL
                                    as Agent




--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

--------------------------------------------------------------------------------




                                  JULY 9, 2002

                                TABLE OF CONTENTS

                                                ARTICLE I - INTERPRETATION

   1.01     Definitions.................................................................................    1
   1.02     Accounting Principles.......................................................................   19
   1.03     Currency References.........................................................................   19
   1.04     References to Statutes......................................................................   19
   1.05     Extended Meanings...........................................................................   19
   1.06     Schedules...................................................................................   20

                                                 ARTICLE II - FACILITY A

   2.01     Establishment of Facility A.................................................................   22
   2.02     Purpose.....................................................................................   22
   2.03     Revolving Nature............................................................................   22
   2.04     Repayment/Maturity/Extension................................................................   22
   2.05     Availment Options...........................................................................   22
   2.06     Interest and Fees...........................................................................   23
   2.07     Facility A Limit............................................................................   25
   2.08     Cancellation of Unused Portion of Facility A................................................   25

                                                 ARTICLE III - FACILITY B

   3.01     Establishment of Facility B.................................................................   27
   3.02     Purpose and Tranches........................................................................   27
   3.03     Non-Revolving Nature........................................................................   28
   3.04     Repayment/Maturity/Extension................................................................   28
   3.05     Availment Options...........................................................................   29
   3.06     Interest and Fees...........................................................................   30
   3.07     Fixed-Rate Term Loans.......................................................................   31
   3.08     Voluntary Prepayments.......................................................................   32

                                               ARTICLE IV - MASTERCARD FACILITY

   4.01     Establishment of Facility...................................................................   33
   4.02     Purpose of Facility.........................................................................   33
   4.03     MasterCard Facility Limit...................................................................   33
   4.04     Terms and Conditions........................................................................   33
   4.05     Repayment...................................................................................   33

                                               ARTICLE V - GENERAL CONDITIONS

   5.01     Matters relating to Interest................................................................   34
   5.02     Notice Periods..............................................................................   35
   5.03     Procedures re Drawdowns, Rollovers, Conversions, Repayments.................................   36
   5.04     Place of Advances, Repayments...............................................................   37
   5.05     Evidence of Obligations (Noteless Advances).................................................   37
   5.06     Determination of Equivalent Amounts.........................................................   37
   5.07     Maturity of Bankers' Acceptances and BA Equivalent Notes; Commitment to Purchase............   38
   5.08     Special Provisions Regarding Bankers' Acceptances...........................................   38
   5.09     Special Provisions regarding BA Equivalent Notes............................................   40
   5.10     Special Provisions Regarding LIBOR Loans....................................................   41
   5.11     Withholding Tax Gross-Up....................................................................   42
   5.12     Indemnity re Service Agreements.............................................................   43
   5.13     Breakage Costs..............................................................................   43

                                         ARTICLE VI - REPRESENTATIONS AND WARRANTIES

   6.01     Representations and Warranties..............................................................   44
   6.02     Survival of Representations and Warranties..................................................   51

                                                 ARTICLE VII - COVENANTS

   7.01     Positive Covenants..........................................................................   52
   7.02     Negative Covenants..........................................................................   54
   7.03     Financial Covenants.........................................................................   58
   7.04     Reporting Requirements......................................................................   58

                                                 ARTICLE VIII - SECURITY

   8.01     Security to be Provided by the Borrower.....................................................   60
   8.02     Security to be Provided by Holdings.........................................................   60
   8.03     Security to be Provided by Subsidiaries.....................................................   61
   8.04     General Provisions re: Security and Opinions................................................   61
   8.05     Registration of Security....................................................................   62
   8.06     After-Acquired Property, Further Assurances.................................................   62

                                       ARTICLE IX - CONDITIONS PRECEDENT FOR ADVANCES

   9.01     Conditions Precedent to all Advances........................................................   63
   9.02     Additional Conditions Precedent to First Advance............................................   63
   9.03     Additional Conditions Precedent for Advances under Tranche B-2 and Tranche B-3..............   66

                                            ARTICLE X - DEFAULT AND REMEDIES

   10.01    Events of Default...........................................................................   68
   10.02    Acceleration upon Event of Default; Additional Interest.....................................   71
   10.03    Acceleration of Certain Contingent Obligations..............................................   71
   10.04    Combining Accounts, Set-Off.................................................................   71
   10.05    Appropriation of Monies.....................................................................   72
   10.06    No Further Advances.........................................................................   72
   10.07    Garnishment and Notice of Statutory Liens...................................................   72
   10.08    Judgment Currency...........................................................................   72
   10.09    Remedies Cumulative.........................................................................   73
   10.10    Performance of Covenants by Agent...........................................................   73
   10.11    Insolvency Proceedings......................................................................   73

                                          ARTICLE XI - THE AGENT AND THE LENDERS

   11.01    Additional Defined Terms....................................................................   74
   11.02    Failure of Lender to Fund...................................................................   74
   11.03    Payments by Agent...........................................................................   75
   11.04    Decision-Making.............................................................................   77
   11.05    Security held by Agent......................................................................   78
   11.06    Priorities of Security......................................................................   79
   11.07    Appointment of Agent........................................................................   79
   11.08    Protection of Agent.........................................................................   79
   11.09    Duties of Agent.............................................................................   81
   11.10    Indemnification of Agent....................................................................   82
   11.11    Termination or Resignation of Agent.........................................................   83
   11.12    Rights of Agent as a Lender.................................................................   83
   11.13    Financial Information.......................................................................   83
   11.14    Lenders' Independent Investigation..........................................................   83
   11.15    Legal Proceedings by Agent..................................................................   84
   11.16    Lenders' Obligations Several; No Partnership................................................   84
   11.17    Sharing of Information......................................................................   84
   11.18    Acknowledgement by Borrower.................................................................   84
   11.19    Amendments to Article XI....................................................................   84
   11.20    Deliveries, etc.............................................................................   85
   11.21    Agency Fee..................................................................................   85

                                         ARTICLE XII - CHANGE IN CIRCUMSTANCES

   12.01    Illegality..................................................................................   85
   12.02    Increased Cost and Reduced Return...........................................................   85
   12.03    Replacement of Claiming Lender..............................................................   86

                                               ARTICLE XIII - GENERAL

   13.01    Waiver......................................................................................   87
   13.02    Governing Law...............................................................................   87
   13.03    Agent's Expenses............................................................................   87
   13.04    Indemnity...................................................................................   88
   13.05    Interest on Unpaid Costs and Expenses.......................................................   88
   13.06    Notice......................................................................................   88
   13.07    Severability................................................................................   89
   13.08    Further Assurances..........................................................................   89
   13.09    Time of the Essence.........................................................................   89
   13.10    Assignment..................................................................................   90
   13.11    Entire Agreement............................................................................   91
   13.12    Inconsistencies with Security...............................................................   91
   13.13    Execution by Fax and Counterparts...........................................................   91
   13.14    Binding Effect..............................................................................   91
   13.15    Confidentiality.............................................................................   91

SCHEDULES:
   Exhibit "A"        -  Lenders and Lenders' Commitments
   Exhibit "B"        -  Drawdown Request
   Exhibit "C"        -  Rollover Notice
   Exhibit "D"        -  Conversion Notice
   Exhibit "E"        -  Repayment Notice
   Exhibit "F"        -  Borrowing Base Certificate
   Exhibit "G"        -  Compliance Certificate
   Exhibit "H"        -  Form of BA Equivalent Note
   Exhibit "I"        -  Assignment Agreement
   Schedule 6.01(a)   -  Exceptions to Representations re Corporate Matters
   Schedule 6.01(b)   -  Companies' Information
   Schedule 6.01(d)   -  Exceptions to Representations re Pending Corporate Changes
   Schedule 6.01(j)   -  Specific Permitted Liens
   Schedule 6.01(k)   -  Owned Properties (including a list of those which constitute
                         Material Owned Properties)
   Schedule 6.01(l)   -  Leased Properties (including a list of those which constitute
                         Material Leased Properties)
   Schedule 6.01(m)   -  Intellectual Property
   Schedule 6.01(n)   -  Exceptions to Representations re Insurance Matters
   Schedule 6.01(o)   -  Material Agreements
   Schedule 6.01(r)   -  Litigation
   Schedule 6.01(p)   -  Collective Agreements and Labour Disputes
   Schedule 6.01(q)   -  Environmental Disclosure
   Schedule 6.01(z)   -  Exceptions to Representations re Miscellaneous Matters
   Schedule 10.01(o)  -  Key Officers and Employees

                                CREDIT AGREEMENT

         This Agreement is made as of July 9, 2002 among:

                           STERLING PULP CHEMICALS (SASK) LTD.
                           as Borrower
                                                               OF THE FIRST PART

                           - and -

                           THE LENDERS FROM TIME TO TIME
                           PARTY TO THIS AGREEMENT
                           as Lenders
                                                              OF THE SECOND PART

                           - and -

                           BANK OF MONTREAL
                           as Agent

                                                              OF THE  THIRD PART

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties agree as follows:

                           ARTICLE I - INTERPRETATION

1.01 DEFINITIONS

      In this Agreement, the following words and phrases shall have the meanings set forth below:

      "619220" means 619220 Saskatchewan Ltd., a corporation incorporated under the laws of Saskatchewan, and its successors;

      "ACCELERATION DATE" means the earlier of: (i) the occurrence of an Insolvency Default; and (ii) the delivery by the Agent to the Borrower of written notice following the occurrence of an Event of Default other than an Insolvency Default that all Obligations are immediately due and payable;

      "ADJUSTED PRIME RATE" means the greater of (i) the floating annual prime rate of interest announced from time to time by BMO as its reference rate then in effect for determining rates of interest on Canadian dollar commercial loans to customers in Canada and (ii) the 30-day CDOR Rate plus one percent (1%) per annum;

      "ADVANCE" means an extension of credit by a Lender to the Borrower pursuant to this Agreement, including for greater certainty an extension of credit in the form of a Loan, an Overdraft, a Bankers' Acceptance, a BA Equivalent Note or a Letter of Credit, or the extension of credit by BMO under the MasterCard Facility or under a Service Agreement;

      "AGENT" means BMO in its capacity as the agent hereunder, and its successors in such capacity;

      "AGREEMENT" means this credit agreement (including the exhibits and schedules) as it may be amended, replaced or restated from time to time;

      "APPLICABLE MARGIN" in the context of Facility A has the meaning ascribed in section 2.06; and in the context of Facility B has the meaning ascribed in section 3.06;

      "ASSIGNMENT AGREEMENT" means an agreement in the form of Exhibit "I" attached hereto;

      "AVAILMENT OPTION" means a method of borrowing which is available to the Borrower as provided herein;

      "BA LENDER" means a Lender identified in Exhibit "A" attached hereto as a Lender which will accept Bankers' Acceptances hereunder;

      "BA EQUIVALENT NOTE" means a promissory note payable by the Borrower to a Non-BA Lender in the form of Exhibit "H" attached hereto;

      "BA EQUIVALENT NOTE LOAN" means an Advance in Canadian Dollars made by a Non-BA Lender to the Borrower in respect of which the Borrower has issued a BA Equivalent Note;

      "BIA" means the Bankruptcy and Insolvency Act (Canada), as amended from time to time;

      "BMO" means Bank of Montreal;

      "BANKERS' ACCEPTANCE" means a bill of exchange or a blank non-interest bearing depository bill as defined in the Depository Bills and Notes Act (Canada) drawn by the Borrower and accepted by a BA Lender in respect of which the Borrower becomes obligated to pay the face amount thereof to the holder (which may be a third party or such BA Lender) upon maturity;

      "BORROWER" means Sterling Pulp Chemicals (Sask) Ltd., a corporation incorporated under the laws of Ontario, and its permitted successors and assigns;

      "BORROWING BASE CERTIFICATE" means a certificate delivered by the Borrower to the Agent in the form of Exhibit "F";

      "BUSINESS DAY" means:

            (i) with respect to U.S. Dollar Loans, a day on which the main branches of the Agent in Toronto and New York are both open for normal banking business; and

            (ii) for all other purposes, a day on which the main branch of the Agent in Toronto is open for normal banking business;

      but not including a Saturday or Sunday;

      "CDOR RATE" means on any day the annual rate of interest which is the rate determined as being the arithmetic average of the quotations of all institutions listed in respect of the rate for Canadian Dollar denominated bankers' acceptances for the relevant period displayed and identified as such on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 A.M. Toronto, Ontario local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Agent after 10:00 A.M. Toronto, Ontario local time to reflect any error in a posted rate of interest or in the posted average annual rate of interest with notice of such adjustment in reasonable detail evidencing the basis for such determination being concurrently provided to the Borrower). If such rates are not available on the Reuters Screen CDOR Page on any particular day, then the CDOR Rate on that day shall be calculated as the arithmetic mean of the rates applicable to Canadian Dollar denominated bankers' acceptances for the relevant period publicly quoted for customers in Canada by those Lenders which are banks listed in Schedule I of the Bank Act (Canada) as of 10:00 A.M. Toronto, Ontario local time on such day; or if such day is not a Business Day, then on the immediately preceding Business Day;

      "CFADS" means, in respect of any fiscal period, the EBITDA for such fiscal period, less Distributions declared or paid by the Borrower in such fiscal period, less Cash Taxes paid in such fiscal period, less Capital Expenditures in such fiscal period (other than Capital Expenditures financed by Permitted Funded Debt);

      "CANADIAN DOLLAR LOAN" means a loan made by a Lender to the Borrower in Canadian Dollars, but excluding any Advance made by a Non-BA Lender evidenced by a BA Equivalent Note;

      "CANADIAN DOLLARS" or "$" or "CDN $" means the lawful money of Canada;

      "CAPITAL EXPENDITURES" means expenditures made directly or indirectly by the Companies which are considered to be in respect of the acquisition or leasing of capital assets in accordance with GAAP, including the acquisition or improvement of Land, plant, machinery or equipment, whether fixed or removable;

      "CASH TAXES" in respect of any fiscal period means amounts actually paid by the Companies in such fiscal period in respect of income and capital taxes;

      "CHAPTER 11 DEBTOR" means a corporation that has filed for protection in the Chapter 11 Proceedings, or is otherwise a debtor in the Chapter 11 Proceedings, but only for so long as such corporation continues to be a debtor in the Chapter 11 Proceedings;

      "CHAPTER 11 PROCEEDINGS" means the voluntary petitions for reorganization filed under Chapter 11 of the U.S. Bankruptcy Code on July 16, 2001 by Sterling Chemicals Holdings, Inc. and certain of its subsidiaries (but excluding Holdings and the Companies) and all proceedings relating thereto;

      "COMMITMENT" means, in respect of any Lender, such Lender's commitment to make Advances to the Borrower under all Credit Facilities, a Credit Facility or a Tranche, as the context requires;

      "COMPANIES" means the Borrower and all of its Subsidiaries from time to time, including any Subsidiaries which carry on business in partnership with each other; and "COMPANY" means any of the foregoing as the context requires;

      "COMPLIANCE CERTIFICATE" means a certificate delivered by the Borrower to the Agent in the form of Exhibit "G";

      "CONTROL" means, in respect of any Person, the power to direct or cause the direction of management and policies of such Person, directly or indirectly, through the ownership of voting securities, contract or otherwise; and "CONTROLLED" has a corresponding meaning;

      "CONVERSION" means the substitution of one Availment Option for another, and does not constitute a fresh or new Advance;

      "CONVERSION NOTICE" means a notice substantially in the form of Exhibit "D" given by the Borrower to the Agent for the purposes of requesting a Conversion;

      "CREDIT FACILITIES" means the credit facilities established hereunder severally and not jointly by the Lenders for the Borrower; and "CREDIT FACILITY" means any one of them as the context requires;

      "DEFAULT" means an event which has occurred and which, with the giving of notice or the lapse of time or both, would constitute an Event of Default;

      "DISTRIBUTION" means any amount paid to or on behalf of the employees, directors, officers or the shareholders of any Company or to any Related Person thereto, by way of salary, bonus, commission, management fees, directors' fees, dividends, redemption of shares or otherwise, and whether payments are made to such Persons in their capacity as shareholders, directors, officers, employees or creditors of any Company or otherwise, or any other direct or indirect payment in respect of earnings or capital of any Company; provided however that the payment of salaries, bonuses and commissions to officers and other employees of a Company in the ordinary course of business at levels not in excess of normal industry remuneration from time to time shall not be considered a Distribution;

      "DRAWDOWN REQUEST" means a notice in the form of Exhibit "B" given by the Borrower to the Agent for the purpose of requesting an Advance;

      "EBITDA" means, in respect of any fiscal period, the consolidated net income of the Borrower in such fiscal period before deduction of the following expenses: interest, income taxes, extraordinary items, depreciation, amortization and all non-cash charges; all determined in accordance with GAAP; provided that:

            (i) in respect of each Company which has become a Subsidiary of the Borrower in the immediately preceding twelve month period, the determination of EBITDA shall include the net income of such Company before deduction of interest, income taxes, extraordinary items, depreciation, amortization and non-cash charges as if such Company had been a Subsidiary of the Borrower during such fiscal period, and all historical expenses of a non-recurring nature incurred by such Company during such period shall be added back;

            (ii) in respect of each Company which has ceased to be a Subsidiary of the Borrower in the immediately preceding twelve month period, EBITDA shall be determined as if such Company had not been a Subsidiary of the Borrower during such fiscal period; and

            (iii) if compliance with the financial covenants in section 7.03 is dependent upon the treatment of any expense as an extraordinary item under GAAP, the treatment of such expense as an extraordinary item shall be subject to the Lenders' approval;

      "ELIGIBLE ACCOUNTS RECEIVABLE" means accounts receivable of the Borrower (in this definition, individually called an "account") which satisfy the following eligibility criteria:

            (i) the account arises from a bona fide outright sale of goods which have been delivered by the Borrower to the account debtor, or from the performance of services which have been performed by the Borrower for the account debtor;

            (ii) the account is subject to a valid, perfected security interest held by the Agent pursuant to the Security and is not subject to any other Lien except for Statutory Liens affecting the Borrower which are not at the time overdue;

            (iii) the account debtor is not a Company or a Related Person thereto, unless otherwise approved in writing by the Agent on behalf of the Lenders subject to such terms and conditions as the Lenders may impose in their sole discretion;

            (iv) the account is not in dispute or subject to any defence, counterclaim or claim by the account debtor for credit, set-off, allowance or adjustment; provided that if an account is in dispute or subject to any defence, counterclaim or claim by the account debtor for credit, set-off, allowance or adjustment and the Agent receives evidence satisfactory to it in its sole discretion that a portion of such account is not in dispute or subject to any defence, counterclaim or claim and the Agent is satisfied that such portion will be paid by the account debtor when due, then such portion shall constitute an Eligible Account Receivable;

            (v) the Borrower does not have an obligation to hold any portion of the account in trust or as agent for any other Person (except pursuant to a Statutory Lien not at the time overdue);

            (vi) the account is not outstanding for more than ninety (90) days from its invoice date (regardless of the date specified for payment as set out in such invoice);

            (vii) the account is not owing by an account debtor which is insolvent or subject to any proceeding under Insolvency Legislation; and

            (viii) the account is not subject to undue credit risk in the opinion of the Agent in its sole discretion;

      "ELIGIBLE INVENTORY" means readily saleable finished goods inventory of the Borrower which (i) a customer of the Borrower is contractually obligated to purchase; (ii) is subject to a valid, perfected security interest held by the Agent pursuant to the Security and is not subject to any other Lien except for Statutory Liens affecting the Borrower which are not at the time overdue; and (iii) is located upon an Owned Property, or upon a Leased Property in respect of which a Landlord Agreement has been provided;

      "EQUIVALENT AMOUNT" means, in relation to an amount in one currency, the amount in another currency that could be purchased by the amount in the first currency determined by reference to the applicable Exchange Rate at the time of such determination;

      "EVENT OF DEFAULT" is defined in section 10.01;

      "EXCESS CASH FLOW" in respect of any Fiscal Year means the Borrower's EBITDA in such Fiscal Year, less the following amounts paid or payable in respect of such Fiscal Year (without duplication): (i) Cash Taxes; (ii) Capital Expenditures to the extent not financed by Permitted Funded Debt;
      (iii) interest and fees in respect of Funded Debt; and (iv) scheduled principal payments and scheduled capital lease payments in respect of Funded Debt (except the portion of any final payment due in respect of Funded Debt which the Lenders consider to be a "balloon payment");

      "EXCHANGE RATE" in connection with any amount of Canadian Dollars to be converted into another currency pursuant to this Agreement for any reason, or vice-versa, means the Agent's spot rate of exchange for converting Canadian Dollars into such other currency or vice-versa, as the case may be, quoted as the offering rate for wholesale transactions by the Agent at approximately noon (Toronto time) on the effective date of such conversion;

      "FACILITY A" is defined in section 2.01;

      "FACILITY A LIMIT" is defined in section 2.07;

      "FACILITY A MATURITY DATE" means the date which is 364 days after the date of this Agreement, or such extended date as may be agreed to by the Lenders pursuant to section 2.04;

      "FACILITY A MAXIMUM AMOUNT" means Eight Million Dollars ($8,000,000) or such lesser amount as may result from a voluntary cancellation of an unadvanced portion of Facility A by the Borrower pursuant to section 2.08;

      "FACILITY B" is defined in section 3.01;

      "FACILITY B LENDERS" means those Lenders listed in Exhibit "A" under the heading "Facility B Commitments", and their respective successors and permitted assigns; and "FACILITY B LENDER" means any of them as the context requires;

      "FACILITY B LIMIT" means Sixty Million Dollars ($60,000,000) or such lesser amount as may result from a Prepayment under Facility B or the voluntary cancellation of an unadvanced portion of Facility B by the Borrower pursuant to section 3.08;

      "FACILITY B MATURITY DATE" means the date which is five (5) years after the date of this Agreement;

      "FEDERAL FUNDS RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of one percent) of the per annum interest rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published in respect of such day on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of one percent) of the quotations for such day for such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it;

      "FISCAL QUARTER" in respect of any Company means a fiscal quarter of such Company, ending on the last days of September, December, March and June in each year;

      "FISCAL YEAR" in respect of any Company means a fiscal year of such Company ending on the last day of September in each year;

      "FIXED-RATE TERM LOAN" is defined in section 3.07;

      "FUNDED DEBT" means the Outstanding Advances and any other obligations of the Companies which are considered to constitute debt in accordance with GAAP, including indebtedness for borrowed money, interest-bearing liabilities, obligations secured by Purchase-Money Security Interests, and the redemption price of any securities issued by the Companies having attributes substantially similar to debt (such as securities which are redeemable at the option of the holder); but excluding accounts payable and other short term non-interest bearing liabilities, future income taxes (both current and long-term);

      "FUNDED DEBT SERVICE" means, at any time, (i) the aggregate amount of interest and fees paid in respect of Funded Debt in respect of the immediately preceding twelve (12) month period: plus (ii) the aggregate amount of scheduled principal payments and scheduled capital lease payments in respect of Funded Debt in the immediately preceding twelve
      (12) month period (except the portion of any final payment due in respect of Funded Debt which the Lenders consider to be a "balloon payment");

      "GAAP" means generally accepted accounting principles in the United States of America, as approved by the Financial Accounting Standards Board, as in effect from time to time;

      "GOVERNMENTAL AUTHORITY" means any: (i) federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; or
      (iii) any quasi-governmental, judicial or administrative body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

      "GUARANTEE" means any agreement by which any Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such Person against loss, and shall include any contingent liability under any letter of credit or similar document or instrument;

      "HAZARDOUS MATERIALS" means any contaminant, pollutant, waste or substance that is likely to cause immediately or at some future time harm or degradation to the surrounding environment or risk to human health; and without restricting the generality of the foregoing, including any pollutant, contaminant, waste, hazardous waste or dangerous goods that is regulated by any Requirements of Environmental Law or that is designated, classified, listed or defined as hazardous, toxic, radioactive or dangerous or as a contaminant, pollutant or waste by any Requirements of Environmental Law;

      "HOLDINGS" means Sterling (Sask) Holdings Ltd., a corporation incorporated under the laws of Ontario, and its permitted successors and assigns;

      "INSOLVENCY DEFAULT" means an Event of Default described in paragraphs
      10.01 (f), (g) or (h);

      "INSOLVENCY LEGISLATION" means legislation in any applicable jurisdiction relating to reorganization, arrangement, compromise or re-adjustment of debt, dissolution or winding-up, or any similar legislation, and specifically includes for greater certainty the BIA, the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and the U.S. Bankruptcy Code;

      "INTERIM FINANCIAL STATEMENTS" in respect of any Person means the unaudited financial statements of such Person on a consolidated and unconsolidated basis in respect of its most recently completed Fiscal Quarter (and also on a year-to-date basis in respect of such Fiscal Quarter and all previous Fiscal Quarters in the same Fiscal Year);

      "INVESTMENT" means an investment made or held by a Person, directly or indirectly, in another Person (whether such investment was made by the first-mentioned Person in such other Person or was acquired from a third party), including such investments in the form of common or preferred shares, debt obligations, contributions of capital, partnership interests and investments in joint ventures;

      "LIBO RATE" means, with respect to each LIBOR Period pertaining to any LIBOR Loan, the rate per annum determined by the Agent to be the arithmetic mean (rounded to five decimal places) of the offered rates for deposits in U.S. Dollars with a term comparable to such LIBOR Period that appears on the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service) at approximately 11:00 a.m., London time, on the second full LIBOR Business Day preceding the first day of such LIBOR Period; provided, however, that if the said page is not available for any reason, the term "LIBO Rate" shall mean, with respect to each LIBOR Period pertaining to any LIBOR Loan, the average rate per annum equal to the rate (rounded to five decimal places) quoted to the Agent by the Reference Lenders for offered U.S. Dollar deposits at or about 11:00 a.m., London time, two (2) LIBOR Business Days prior to the beginning of such LIBOR Period in the London interbank deposit market where the Eurodollar and foreign currency and exchange operations in respect of their respective LIBOR Loans are then being conducted for delivery on the first day of such LIBOR Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such LIBOR Period;

      "LIBOR BUSINESS DAY" means a day on which the main branches of the Agent in Toronto, New York and London, England are all open for normal banking business, but not including a Saturday or Sunday;

      "LIBOR LOAN" means an Advance made by a Lender to the Borrower by way of a direct loan in U.S. Dollars, in respect of which such Borrower is obliged to pay interest based upon the LIBO Rate;

      "LIBOR MARKET" means the London interbank Eurodollar offering market;

      "LIBOR PERIOD" means, in respect of a LIBOR Loan, the period commencing on the date of the Advance of such LIBOR Loan and ending on the scheduled maturity date of such LIBOR Loan;

      "LAND" means real property (including a leasehold interest in land) and all buildings, improvements, fixtures and plant situated thereon;

      "LANDLORD AGREEMENT" means, in respect of any Leased Property leased by the Borrower from a landlord, an agreement given by the landlord of such Leased Property in favour of the Agent in form and substance satisfactory to the Agent acting reasonably; provided that it shall be reasonable for the Agent to require such agreement to contain provisions whereby such landlord agrees to waive (or subordinate and defer the enforcement of) its rights and remedies in respect of any assets owned by the Borrower located on or affixed to such Leased Property and agrees to give written notice of and a reasonable opportunity to cure any default before terminating the lease;

      "LAWS" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, or any provisions of such laws, including general principles of common and civil law and equity or policies or guidelines, to the extent such policies or guidelines have the force of law, binding on the Person referred to in the context in which such word is used; and "LAW" means any of the foregoing;

      "LEASED PROPERTIES" means all Land leased by the Companies from time to time, specifically including as at the date of this Agreement the Land described in Schedule 6.01(l) attached hereto;

      "LENDERS" means the lenders identified in Exhibit "A" attached hereto and any other Persons which may from time to time become lenders pursuant to this Agreement; and their respective successors and permitted assigns; and "LENDER" means any of them as the context requires;

      "LETTER OF CREDIT" means a commercial letter of credit or stand-by letter of guarantee issued by BMO under Facility A at the request of and on behalf of the Borrower;

      "LIEN" means: (i) a lien, charge, mortgage, pledge, security interest or conditional sale agreement; (ii) an assignment, lease, consignment, trust or deemed trust that secures payment or performance of an obligation;
      (iii) a garnishment; (iv) a defect of title; (v) any other encumbrance of any kind; and (vi) any commitment or agreement to enter into or grant any of the foregoing;

      "LOAN" means a Canadian Dollar Loan, a U.S. Dollar Loan or a LIBOR Loan;

      "MASTERCARD FACILITY" is defined in section 4.01;

      "MASTERCARD FACILITY LIMIT" means Five Hundred Thousand Dollars
      ($500,000);

      "MATERIAL AGREEMENTS" means all agreements made between the Companies and other Persons from time to time which if terminated would result, or would have a reasonable likelihood of resulting, in an Event of Default or a Material Adverse Change; specifically including, as at the date of this Agreement, the agreements listed in Schedule 6.01(o);

      "MATERIAL ADVERSE CHANGE" means a change which constitutes a material adverse change in the business or financial condition of any Company, or which would have a reasonable likelihood of resulting in an Event of Default;

      "MATERIAL LEASED PROPERTIES" means those Leased Properties listed in
      Schedule 6.01(l) attached hereto under the heading "Material Leased Properties";

      "MATERIAL OWNED PROPERTIES" means those Owned Properties listed in
      Schedule 6.01(k) attached hereto under the heading "Material Owned Properties" (and for greater certainty, specifically including the Saskatoon Plant);

      "MINOR TITLE DEFECTS" in respect of any parcel of Land means defects or irregularities in the title to such Land which in the opinion of the Agent in its sole discretion are of a minor nature and which, in the aggregate, will not materially impair the use of such Land for the purposes for which such Land is held by the owner thereof;

      "NON-BA LENDER" means a Lender identified in Exhibit "A" attached hereto as a Lender which will make BA Equivalent Note Loans in lieu of accepting Bankers' Acceptances hereunder;

      "OBCA" means the Business Corporations Act (Ontario) in effect on the date of this Agreement, unless otherwise specified;

      "OBLIGATIONS" means, at any time, all direct and indirect, contingent and absolute obligations and liabilities of the Borrower to the Agent and the Lenders (or if the context requires, to any one of them) under or in connection with this Agreement and the Security (or if the context requires, in respect of the Credit Facilities, any Credit Facility or any Tranche) at such time, specifically including the Outstanding Advances, all accrued and unpaid interest thereon, all obligations and liability under all Service Agreements, and all fees, expenses and other amounts payable pursuant to this Agreement and the Security;

      "OUTSTANDING ADVANCES" means, at any time, the aggregate of the Borrower's obligations to the Lenders (or if the context requires, to any Lender) in respect of all Advances made under the Credit Facilities, any Credit Facility or any Tranche (as the context requires) which have not been repaid or satisfied at such time, determined as follows: (i) in the case of Canadian Dollar Loans and Overdrafts in Canadian Dollars, the principal amount thereof; (ii) in the case of Bankers' Acceptances, BA Equivalent Notes and Letters of Credit, the face amount thereof; (iii) in the case of U.S. Dollar Loans, Overdrafts in U.S. Dollars and LIBOR Loans, the Equivalent Amount thereof in Canadian Dollars; (iv) in the case of the MasterCard Facility, the liability of the Borrower thereunder at such time determined in accordance with the provisions thereof; and (v) in the case of Service Agreements, the liability of the Borrower thereunder at such time determined in accordance with the provisions thereof;

      "OVERDRAFT" means indebtedness of the Borrower to BMO arising in connection with all amounts debited to all overdraft accounts established by the Borrower with BMO (in Canadian Dollars or U.S. Dollars, as the case may be), including without limitation all cheques, transfers, withdrawals, interest, costs, charges and fees debited to such accounts;

      "OWNED PROPERTIES" means all Land owned by the Companies from time to time, specifically including as at the date of this Agreement the Land described in Schedule 6.01(k) attached hereto;

      "PERMITTED FUNDED DEBT" means, without duplication: (i) the Obligations;
      (ii) indebtedness of the Borrower to the holder of each Bankers' Acceptance and BA Equivalent Note (the Borrower's contingent obligation to the Lender which accepted such Bankers' Acceptance or BA Equivalent Note comprising part of the Obligations); and (iii) Funded Debt not in excess of $250,000 secured by Purchase-Money Security Interests;

      "PERMITTED LIENS" means:

            (a)   Statutory Liens not at the time overdue;

            (b) Statutory Liens which may be overdue but the validity of which is being contested in good faith and in respect of which reserves satisfactory to the Agent and the Lenders in their sole discretion have been established;

            (c) Liens or rights of distress reserved in or exercisable under any lease for rent not at the time overdue or for compliance with the terms of such lease not at the time in default;

            (d) any obligations or duties affecting any Land due to any public utility or to any municipality or government, or to any statutory or public authority, with respect to any franchise, grant, licence or permit in good standing and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on Land under government permits, leases or other grants in good standing; which obligations, duties and defects in the aggregate do not materially impair the use of such property, structures or facilities for the purpose for which they are held;

            (e) Liens incurred or deposits made in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, warehousemen's, carriers' and other similar Liens and deposits;

            (f) security given to a public utility or any municipality or government or to any statutory or public authority to secure obligations incurred to such utility, municipality, government or other authority in the ordinary course of business and not at the time overdue;

            (g) Liens and privileges arising out of judgments or awards in respect of which: an appeal or proceeding for review has been commenced; a stay of execution pending such appeal or proceedings for review has been obtained; and reserves satisfactory to the Agent and the Lenders in their sole discretion have been established;

            (h) any builder's, mechanic's, labourer's, materialman's statutory or other similar Lien arising in the ordinary course of business or out of the construction or improvement of any Land or arising out of the furnishing of materials or supplies therefor, provided that such Lien secures moneys not at the time overdue (or if overdue, the validity of which is being contested in good faith and in respect of which reserves satisfactory to the Agent and the Lenders in their sole discretion have been established), notice of such Lien has not been given to the Agent or any Lender and such Lien has not been registered against title to such Land;

            (i)   Minor Title Defects;

            (j) Purchase-Money Security Interests incurred in connection with the purchase or leasing of capital equipment, provided that the amount secured thereby constitutes Permitted Funded Debt;

            (k)   the Specific Permitted Liens;

            (l)   the Security;

            (m) any right or interest granted by or pursuant to an Act, including an Act of the Parliament of Canada, that does not have to be registered:

                  (i) to enter, go across or do things on Land, including an easement or right of way, for the purposes specified in the enactment;

                  (ii) to recover taxes, duties, liens, charges, rates or assessments by proceedings with respect to Land;

                  (iii) to expropriate Land;

                  (iv)  to restrict the use of Land; or

                  (i) to control, regulate or restrict the subdivision of Land;

            (p) any public highway or right of way or other public easement, however created, on, over or with respect to Land included in the title to such Land;

            (q) reservations, limitations, provisos and conditions in respect of Land expressed in any original grants from the Crown which do not in the opinion of the Agent materially affect the use of such Land for the purpose for which it is used; and

            (r) any consent, right of way or easement, however acquired, whether before or after the coming into force of this Agreement, with respect to Land situated outside the corporate limits of an urban municipality, to construct and maintain a pipeline on or under that Land pursuant to a program established for the purpose of supplying natural or manufactured gas to one or more persons residing in that area, by:

                  (i) Saskatchewan Energy Corporation, a body corporate incorporated pursuant to The Business Corporations Act (Saskatchewan) on April 25, 1988;

                  (ii) Provincial Gas Limited, a body corporate incorporated pursuant to The Business Corporations Act (Saskatchewan) on March 30, 1988; or

                  (iii) SaskEnergy Incorporated continued pursuant to The SaskEnergy Act (Saskatchewan);

      provided that the use of the term "Permitted Liens" to describe the foregoing Liens shall mean that such Liens are permitted to exist (whether in priority to or subsequent in priority to the Security, as determined by applicable law); and for greater certainty such Liens shall be entitled to priority over the Security by virtue of being described in this Agreement as "Permitted Liens";

      "PERSON" includes an individual, corporation, partnership, trust, unincorporated association, Governmental Authority or any combination of the above;

      "POTENTIAL STATUTORY PRIORITY AMOUNT" at any time means the amount of all employee source deductions, goods and services tax and all other similar amounts payable by the Borrower at such time which could result in a Statutory Lien;

      "PREPAYMENT" means a Repayment under Facility B which is not a scheduled Repayment thereunder, specifically including for greater certainty a voluntary Repayment under Facility B, a Repayment under Facility B required pursuant to paragraphs 3.04(e) or (f), and a Repayment under Facility B made as a result of or in connection with the enforcement of the Security;

      "PROPORTIONATE SHARE" means:

      (i) in the context of any Lender's obligation to make Advances under all Credit Facilities, such Lender's Commitment to make Advances under all Credit Facilities divided by the aggregate amount of all Lenders' Commitments to make Advances under all Credit Facilities;

      (ii) in the context of any Lender's obligation to make Advances under a Credit Facility, such Lender's Commitment to make Advances under such Credit Facility divided by the aggregate amount of all Lenders' Commitments to make Advances under such Credit Facility;

      (iii) in the context of any Lender's entitlement to receive payments of principal, interest or fees under all Credit Facilities, the Outstanding Advances due to such Lender under all Credit Facilities divided by the aggregate amount of the Outstanding Advances due to all Lenders under all Credit Facilities; and

      (iv) in the context of any Lender's entitlement to receive payments of principal, interest or fees under a Credit Facility, the Outstanding Advances due to such Lender under such Credit Facility divided by the aggregate amount of the Outstanding Advances due to all Lenders under such Credit Facility;

      "PURCHASE-MONEY SECURITY INTEREST" means a lease of any property or asset which in substance constitutes a security interest or a Lien on any property or asset which is created, issued or assumed to secure the unpaid purchase price thereof; provided that such Lien is restricted to such property or asset and secures an amount not in excess of the purchase price thereof;

      "REFERENCE LENDERS" means BMO and at least one other Lender designated by the Agent from time to time, so that there at least two "Reference Lenders";

      "RELATED PERSON" in relation to any Person means a subsidiary, affiliate, associate or employee of such Person, or an associate of such employee (the terms "subsidiary", "affiliate" and "associate" having the respective meanings ascribed thereto in the OBCA);

      "REPAYMENT" means a repayment by the Borrower on account of the Outstanding Advances under all Credit Facilities, a Credit Facility or a Tranche, as the context requires;

      "REPAYMENT NOTICE" means a notice delivered by the Borrower to the Agent committing it to make a Repayment, in the form of Exhibit "E";

      "REQUIREMENTS OF ENVIRONMENTAL LAW" means: (i) obligations under common law; (ii) requirements imposed by or pursuant to statutes, regulations and by-laws whether presently or hereafter in force; (iii) requirements announced by a Governmental Authority as having immediate effect (provided that at the time of making such announcement the government also states its intention of enacting legislation to confirm such requirements retroactively); (iv) all directives, policies and guidelines issued or relied upon by any Governmental Authority to the extent such directives policies or guidelines have the force of law; (v) all permits, licenses, certificates and approvals from Governmental Authorities which are required in connection with air emissions, discharges to surface or groundwater, noise emissions, solid or liquid waste disposal, the use, generation, storage, transportation or disposal of Hazardous Materials (specifically including those required in connection with the operation of the Saskatoon Plant); and (vi) all requirements imposed under any clean-up, compliance or other order made pursuant to any of the foregoing, in each and every case relating to environmental, health or safety matters including all such obligations and requirements which relate to (A) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (B) exposure to Hazardous Materials;

      "ROLLOVER" means the renewal of an Availment Option upon its maturity in the same form;

      "ROLLOVER NOTICE" means a notice substantially in the form of Exhibit "C" given by the Borrower to the Agent for the purpose of requesting a Rollover;

      "SASKATOON PLANT" means the Land owned by the Borrower near Saskatoon, Saskatchewan located in the NW 1/4 Sec 23, S 1/2 Sec 26 and all that portion of the road allowance which lies north of and adjacent to the said North West Quarter Sec 23, and which lies to the left bank of the South Saskatchewan River, TWP 37, RGE 5, W3M; together with all buildings and improvements located on or affixed to such Land from time to time; all such Land, buildings and improvements being shown on a survey prepared by Tri-City Surveys Ltd. dated June 11, 2002;

      "SECURITY" means the security now held and required to be provided from time to time by Holdings and the Companies (except 619220) pursuant to
      Article VIII;

      "SERVICE AGREEMENTS" means agreements made between any Company and BMO in respect of cash management, payroll or other banking services, if BMO assumes credit risk in connection therewith; as amended, replaced or restated from time to time; and "SERVICE AGREEMENT" means any one of them as required by the context;

      "SPECIFIC PERMITTED LIENS" means the Liens described in Schedule 6.01(j) (including the reservation of minerals in the Crown to the extent existing as at the date of this Agreement, as described in such Schedule);

      "STATUTORY LIENS" means Liens in respect of any property or assets of a Company created by or arising pursuant to any applicable legislation in favour of any Governmental Authority, including Liens arising in connection with such Company's obligation to deduct and remit employee source deductions and goods and services tax pursuant to the Income Tax Act (Canada), the Excise Tax Act (Canada), the Canada Pension Plan (Canada), the Employment Insurance Act (Canada) and any legislation similar to or enacted in replacement of the foregoing from time to time;

      "STERLING CHEMICALS, INC." means Sterling Chemicals, Inc., a Delaware corporation, that, as of the date of this Agreement, indirectly owns 100% of the outstanding capital stock of each of the Companies;

      "STERLING CHEMICALS HOLDINGS, INC." means Sterling Chemicals Holdings, Inc., a Delaware corporation, that, as of the date of this Agreement, indirectly owns 100% of the outstanding capital stock of each of the Companies;

      "SUBSIDIARY" has the meaning ascribed thereto in the OBCA (and for greater certainty includes a subsidiary of a subsidiary);

      "TANGIBLE NET WORTH" at any time means the shareholders' equity of the Companies at such time, less any value attributed to all licenses, permits, patents, copyrights, trademarks, goodwill, organizational expenses, product development costs, leasehold improvements and other intangible assets (as such term is defined under GAAP), less any value attributed to amounts payable by Related Persons (unless otherwise specifically agreed in writing by the Lenders);

      "TOTAL LIABILITIES" means, at any time, all direct and indirect indebtedness, liabilities and obligations of the Companies at such time to any Persons, specifically including Funded Debt, but excluding future taxes (both current and long-term);

      "TRANCHE" means, in respect of any Credit Facility, a designated portion thereof which is subject to certain additional terms and conditions as provided herein;

      "TRANCHE B-1" is defined in section 3.02;

      "TRANCHE B-2" is defined in section 3.02;

      "TRANCHE B-3" is defined in section 3.02;

      "U.S. BASE RATE" means the greater of (i) the floating annual rate of interest established from time to time by BMO as the rate it will use to determine rates of interest on U.S. dollar loans to its customers in Canada and designated as its U.S. base rate, and (ii) the Federal Funds Rate plus one percent (1%) per annum;

      "U.S. DOLLAR LOAN" means an Advance made by a Lender to the Borrower by way of a direct loan in U.S. Dollars;

      "U.S. DOLLARS" or "U.S.$" means the lawful money of the United States;

      "WORKING CAPITAL RATIO" means current assets of the Companies divided by current liabilities of the Companies, as such terms are defined under GAAP, except that for the purposes of such determination current assets shall not include any loans or other amounts due from any Related Person (unless otherwise specifically agreed by the Lenders, such agreement to be confirmed in writing by the Agent to the Borrower); and

      "YEAREND FINANCIAL STATEMENTS" in respect of any Person means the audited financial statements of such Person on a consolidated and unconsolidated basis, including the notes thereto, in respect of its most recently completed Fiscal Year.

1.02 ACCOUNTING PRINCIPLES

      Unless otherwise provided herein, all financial terms used in this Agreement shall be determined in accordance with GAAP. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other computation is required to be made for the purpose of this Agreement, such determination or calculation shall be made in accordance with GAAP applied on a consistent basis, unless otherwise indicated. The Borrower shall have the right, exercisable by written notice to the Agent at any time, to report its financial results in accordance with generally accepted accounting principles in Canada as approved by the Canadian Institute of Chartered Accountants in effect from time to time; and from and after the receipt of such notice by the Agent all references in this Agreement to "GAAP" shall be deemed to have been amended accordingly.

1.03 CURRENCY REFERENCES

      All amounts referred to in this Agreement are in Canadian Dollars unless otherwise noted.

1.04 REFERENCES TO STATUTES

      Whenever in this Agreement reference is made to a statute or regulations made pursuant to a statute, such reference shall, unless otherwise specified, be deemed to include all amendments to such statute or regulations from time to time and all statutes or regulations which may come into effect from time to time substantially in replacement for the said statutes or regulations.

1.05 EXTENDED MEANINGS

      Terms defined in the singular have the same meaning when used in the plural, and vice-versa. When used in the context of a general statement followed by a reference to one or more specific items or matters, the term "including" shall mean "including, without limitation", and the term "includes" shall mean "includes, without limitation". Any reference herein to the "sole discretion" of a Person or group of Persons shall mean the sole and unfettered discretion of such Person or group of Persons, without any obligation to act reasonably.

1.06 SCHEDULES

      The following exhibits and schedules are attached to this Agreement and incorporated herein by reference:

            Exhibit "A" -             Lenders and Lenders' Commitments

            Exhibit "B" -             Drawdown Request

            Exhibit "C" -             Rollover Notice

            Exhibit "D" -             Conversion Notice

            Exhibit "E" -             Repayment Notice

            Exhibit "F" -             Borrowing Base Certificate

            Exhibit "G" -             Compliance Certificate

            Exhibit "H" -             Form of BA Equivalent Note

            Exhibit "I" -             Assignment Agreement

            Schedule 6.01(a) -        Exceptions to Representations re Corporate Matters

            Schedule 6.01(b) -        Companies' Information

            Schedule 6.01(d) -        Exceptions to Representations re Pending Corporate Changes

            Schedule 6.01(j) -        Specific Permitted Liens

            Schedule 6.01(k) -        Owned Properties (including a list of those which constitute
                                      Material Owned Properties)

            Schedule 6.01(l) -        Leased Properties (including a list of those which constitute
                                      Material Leased Properties)

            Schedule 6.01(m) -        Intellectual Property

            Schedule 6.01(n) -        Exceptions to Representations re Insurance Matters

            Schedule 6.01(o) -        Material Agreements

            Schedule 6.01(r) -        Litigation

            Schedule 6.01(p) -        Collective Agreements and Labour Disputes

            Schedule 6.01(q)          Environmental Disclosure

            Schedule 6.01(z) -        Exceptions to Representations re Miscellaneous Matters

            Schedule 10.01(o) -       Key Officers and Employees

                            ARTICLE II - FACILITY A

2.01 ESTABLISHMENT OF FACILITY A

      Subject to the terms and conditions in this Agreement, BMO hereby establishes a revolving credit facility for the Borrower in the maximum principal amount of Eight Million Dollars ($8,000,000) ("Facility A").

2.02 PURPOSE

      Advances under Facility A shall be used for the following purposes: (i) to assist the Borrower in financing the repayment of its indebtedness to J.P. Morgan Bank Canada; and (ii) for day to day operating requirements of the Borrower.

2.03 REVOLVING NATURE

      Facility A shall be a revolving facility. For greater certainty, the Borrower shall be entitled to repay all or any portion of the Outstanding Advances under Facility A from time to time and obtain further Advances under Facility A from time to time; provided that the principal amount of Outstanding Advances at any time under Facility A shall not exceed the Facility A Limit at such time.

2.04 REPAYMENT/MATURITY/EXTENSION

      (a) The Obligations under Facility A shall become due and payable on the earliest of: (i) the Acceleration Date; and (ii) the Facility A Maturity Date.

      (b) Provided that no Default or Event of Default has occurred and is continuing, the Borrower may request an extension of the Facility A Maturity Date in effect at any time, by written notice to BMO given no later than ninety
(90) days prior to the Facility A Maturity Date then in effect. BMO may from time to time in its sole discretion extend the Facility A Maturity Date for a period not to exceed 364 days from the Facility A Maturity Date then in effect (and for greater certainty any such extended date from time to time shall be the "Facility A Maturity Date" for all purposes of this Agreement). BMO shall inform the Borrower of its decision regarding such requested extension within sixty
(60) days after receipt of the said request.

2.05 AVAILMENT OPTIONS

      Subject to the restrictions contained in this Article II and the exceptions indicated below, the Borrower may receive Advances under Facility A from BMO by any one or more of the following Availment Options (or any combination thereof):

      (i)   Overdrafts in Canadian Dollars; or

      (ii) Canadian Dollar Loans in minimum amounts of $500,000 and multiples of $100,000; or

      (iii) Bankers' Acceptances in minimum amounts of $500,000 and multiples of $100,000; or

      (iv) Overdrafts in U.S. Dollars; or (v) U.S. Dollar Loans in minimum amounts of U.S.$500,000 and multiples of U.S.$100,000; or

      (vi) LIBOR Loans in minimum amounts of U.S.$1,000,000 and multiples of U.S.$100,000, with a LIBOR Period of 1, 2, 3 or 6 months, subject to availability; or

      (vii) Letters of Credit for purposes other than guaranteeing obligations of third parties, in all major currencies offered by BMO, to a maximum aggregate amount of $4,000,000, provided that the Borrower has completed all documentation required by BMO in respect of each Letter of Credit including BMO's standard form of application and indemnity agreement;

      provided that Bankers' Acceptances, LIBOR Loans and Letters of Credit will not be issued with a maturity date later than the Facility A Maturity Date or which in BMO's opinion in its sole discretion could result in the Facility A Limit being exceeded at any time; except that in BMO's sole discretion a Letter of Credit may be issued with a maturity date later than the Facility A Maturity Date (or may contain a clause providing for automatic renewal in the absence of notice by BMO to the beneficiary thereunder which if so renewed would result in such Letter of Credit expiring after the Facility A Maturity Date) if at the time of issuance thereof arrangements satisfactory to BMO in its sole discretion are made to secure such Letter of Credit with cash collateral from and after the Facility A Maturity Date. The Borrower may convert Outstanding Advances under Facility A in the form of any above Availment Option into another form of Availment Option, subject to and in accordance with the terms and conditions of this Agreement (but for greater certainty, Bankers' Acceptances, LIBOR Loans and Letters of Credit may not be converted into another Availment Option prior to the maturity thereof).

2.06 INTEREST AND FEES

      In respect of Advances under Facility A, the Borrower shall pay to BMO:

      (a) interest on Overdrafts in Canadian Dollars and Canadian Dollar Loans at the Adjusted Prime Rate plus the Applicable Margin per annum, payable monthly in arrears on the last day of each and every month;

      (b) in respect of each Bankers' Acceptance, a stamping fee equal to the face amount of such Bankers' Acceptance, multiplied by the Applicable Margin, multiplied by the number of days to maturity of the Bankers' Acceptance (but excluding the day on which the Bankers' Acceptance matures), and divided by 365, payable at the time of acceptance;

      (c) interest on Overdrafts in U.S. Dollars and U.S. Dollar Loans at the U.S. Base Rate plus the Applicable Margin per annum, payable monthly in arrears on the last day of each and every month;

      (d) interest on LIBOR Loans at the LIBO Rate plus the Applicable Margin per annum calculated on the basis of a year of 360 days, payable in the manner set out in paragraph 5.10(b);

      (e) in respect of each Letter of Credit, an issuance fee equal to the face amount of such Letter of Credit multiplied by one and one-quarter percent (1.25%) with the product thereof further multiplied by the number of days to expiry of the Letter of Credit and divided by 365, payable quarterly in advance (for greater certainty, the first such quarterly payment to be made on the date of issuance of such Letter of Credit and each quarterly payment thereafter to be made on the date which is three months after the previous quarterly payment); plus any renewal fees and other incidental fees which may be applicable from time to time at BMO's usual rates;

      (f) a standby fee equal to one-quarter of one percent (0.25%) per annum of the amount, calculated on a daily basis, of the difference between (i) the Facility A Maximum Amount and (ii) the Outstanding Advances under Facility A, payable quarterly in arrears on the last day of each Fiscal Quarter.

      With respect to any Availment Option under Facility A, "Applicable Margin" means, in respect of any Fiscal Quarter, the percentage in the column relating to such Availment Option in the following table which corresponds to the condition described in the first column (determined in respect of the fiscal period comprised of such Fiscal Quarter and the immediately preceding three Fiscal Quarters; provided that until the Interim Financial Statements and Compliance Certificate for the period ending June 30, 2002 are delivered by the Borrower to the Agent in accordance with section 7.04(b), the Applicable Margin for each Availment Option shall be the percentage in the column relating to such Availment Option in the first row of such table.

-----------------------------------------------------------------------------------------------------------
Condition                                        Applicable Margin for         Applicable Margin for
                                                 Overdrafts, Canadian Dollar   Bankers' Acceptances and
                                                 Loans and U.S. Dollar Loans   LIBOR Loans under Facility
                                                 under Facility A              A
-----------------------------------------------------------------------------------------------------------
(i) the ratio of Funded Debt to EBITDA is less   0.50%                         1.75%
than 2.00:1; and

(ii) the ratio of CFADS to Funded Debt Service
is greater than 1.25:1
-----------------------------------------------------------------------------------------------------------

(i) the ratio of Funded Debt to EBITDA is        0.75%                         2.00%
equal to or greater than 2.00:1; or

(ii) the ratio of CFADS to Funded Debt Service
is equal to or less than 1.25:1
-----------------------------------------------------------------------------------------------------------

2.07 FACILITY A LIMIT

      (a) In this Agreement, "Facility A Limit" means, at any time, an amount equal to the lesser of: (A) the Facility A Maximum Amount; and (B) an amount determined at such time as follows:

            (i) 75% of the Eligible Accounts Receivable owing to the Borrower by account debtors domiciled in Canada; plus

            (ii) 60% of the Eligible Accounts Receivable owing to the Borrower by account debtors domiciled in the United States; plus

            (iii) the lesser of (x) $2,000,000 and (y) 50% of the value of the
                  Eligible Inventory (determined at the lower of cost and market value); less

            (iv) the Potential Statutory Priority Amount at such time.

      (b) The Facility A Limit shall be adjusted as at the date of each receipt by the Agent of a Borrowing Base Certificate and shall remain in effect until receipt by the Agent of a subsequent Borrowing Base Certificate; provided that if the Agent does not receive a Borrowing Base Certificate on or before the date required pursuant to paragraph 7.04(a), the Facility A Limit shall be reduced to the lowest Facility A Limit in the preceding twelve (12) months or such lower amount as may be estimated by the Agent, acting reasonably, to be the Facility A Limit determined in accordance with the formula in paragraph 2.07(a), until such time as a Borrowing Base Certificate is thereafter received by the Agent. BMO shall have no obligation to make any portion of an Advance under Facility A to the extent that after making such Advance the Obligations under Facility A would exceed the Facility A Limit then in effect. If at any time the Obligations under Facility A exceed the Facility A Limit then in effect, the Borrower shall within two (2) Business Days of written or verbal notice by BMO pay to BMO the (c) principal amount required to reduce the Obligations under Facility A to an amount not greater than the Facility A Limit then in effect.

2.08 CANCELLATION OF UNUSED PORTION OF FACILITY A

      The Borrower may from time to time upon two (2) Business Days' prior written notice to the Agent, without penalty or fee, cancel any unadvanced portion of Facility A, in which event the Facility A Maximum Amount shall be reduced by the amount so cancelled.

                            ARTICLE III - FACILITY B

3.01 ESTABLISHMENT OF FACILITY B

      Subject to the terms and conditions in this Agreement, each Facility B Lender hereby establishes a non-revolving credit facility for the Borrower in the maximum principal amount indicated opposite such Lender's name in Exhibit "A" under the heading "Facility B Commitments". The said credit facilities are established by the Facility B Lenders severally and not jointly, and are hereinafter collectively referred to as "Facility B". Each Advance by a Facility B Lender under Facility B shall be made by such Lender in its Proportionate Share of Facility B.

3.02 PURPOSE AND TRANCHES

      Advances under Facility B may be used by the Borrower for the following purposes:

      (a) upon the satisfaction of all applicable conditions precedent, a single Advance (herein called "Tranche B-1") shall be made on or before thirty (30) days after the date of this Agreement (unless extended in writing by the Agent on behalf of the Lenders) not in excess of Forty Million Dollars ($40,000,000), the proceeds of which shall be used by the Borrower to repay all indebtedness and obligations due by the Borrower to J.P. Morgan Bank Canada;

      (b) upon the satisfaction of all applicable conditions precedent, a single Advance (herein called "Tranche B-2") shall be made on or before September 30, 2003 not in excess of the amount of the Facility B Limit less the amount of the Advance previously made under Tranche B-1, the proceeds of which shall be used by the Borrower to make a Distribution to Holdings, or for such other purpose as may be approved in writing by the Agent on behalf of the Lenders; and

      (c) upon the satisfaction of all applicable conditions precedent, a single Advance (herein called "Tranche B-3") shall be made on or before September 30, 2003 not in excess of the amount of the Facility B Limit less the amount of the Advances previously made under Tranche B-1 and Tranche B-2, the proceeds of which may be used by the Borrower to make a Distribution to Holdings, or for such other purpose as may be approved in writing by the Agent on behalf of the Lenders;

      and for greater certainty, no further Advances will be permitted under Facility B, and the unadvanced portion of Facility B shall be permanently cancelled, after the earliest to occur of (i) September 30, 2003 and (ii) the making of an Advance under Tranche B-3.

3.03 NON-REVOLVING NATURE

      Facility B is a non-revolving facility. Any Repayment under Facility B may not be reborrowed.

3.04 REPAYMENT/MATURITY/EXTENSION

      (a) The Obligations under Facility B shall become due and payable on the earliest of: (i) the Acceleration Date; and (ii) the Facility B Maturity Date.

      (b) Prior to the Acceleration Date, the Borrower shall make Repayments to the Agent in respect of the Outstanding Advances under Tranche B-1 in an amount per month equal to the Advance made under Tranche B-1 divided by 120 (or such lesser number as may be requested by the Borrower in writing at or before the time of such Advance); such payments to be made on the last day of each and every month, the first such monthly payment to be made on the last day of the month following the month in which the Advance under Tranche B-1 is made. The remaining balance of the Outstanding Advances under Tranche B-1 shall be paid on the Facility B Maturity Date.

      (c) Prior to the Acceleration Date, the Borrower shall make Repayments to the Agent in respect of the Outstanding Advances under Tranche B-2 in an amount per month equal to the Advance made under Tranche B-2 divided by 120 (or such lesser number as may be requested by the Borrower in writing at or before the time of such Advance); such payments to be made on the last day of each and every month, the first such monthly payment to be made on the last day of the month following the month in which the Advance under Tranche B-2 is made. The remaining balance of the Outstanding Advances under Tranche B-2 shall be paid on the Facility B Maturity Date.

      (d) Prior to the Acceleration Date, the Borrower shall make Repayments to the Agent in respect of the Outstanding Advances under Tranche B-3 in an amount per month equal to the Advance made under Tranche B-3 divided by 120 (or such lesser number as may be requested by the Borrower in writing at or before the time of such Advance); such payments to be made on the last day of each and every month, the first such monthly payment to be made on the last day of the month following the month in which the Advance under Tranche B-3 is made. The remaining balance of the Outstanding Advances under Tranche B-3 shall be paid on the Facility B Maturity Date.

      (e) In addition to the Repayments required under paragraphs 3.04(b), (c) and (d), if at the end of the Fiscal Year ending September 30, 2003 or at the end of any subsequent Fiscal Year the Outstanding Advances under Facility B as at the end of such Fiscal Year are greater than Thirty Million Dollars ($30,000,000), then on or before the date required hereunder for the delivery of the Yearend Financial Statements of the Companies for such Fiscal Year the Borrower shall make a Repayment in an amount equal to the lesser of: (i) forty-five percent (45%) of the Excess Cash Flow in such Fiscal Year and (ii) such amount as will result in the reduction of the Outstanding Advances under Facility B to $30,000,000.

      (f) In addition to the Repayments required under paragraphs 3.04(b), (c),
(d) and (e), if any Company receives proceeds from:

      (i) a policy of insurance, except to the extent that such proceeds are permitted to be retained by such Company as provided in paragraph 7.01(i); or

      (ii) a transaction involving the sale, leasing or other disposition of any individual asset or group of related assets (other than inventory sold in the ordinary course of business) in one or a series of related transactions, unless, within 90 days after such disposition, the Borrower has either reinvested such proceeds in similar assets or has entered into a binding commitment to do so within a further period of 90 days;

      then the Borrower will pay such proceeds (net of transaction expenses and usual adjustments, if applicable) to the Agent as a Prepayment; such payment to be made within three (3) Business Days after receipt of such proceeds in the case of clause (i) above, and within 95 days from the date of the transaction in the case of clause (ii) above.

      (g) Provided that no Default or Event of Default has occurred and is continuing, the Borrower may request an extension of the Facility B Maturity Date in effect at any time, by written notice to the Agent on behalf of the Facility B Lenders given no later than ninety (90) days prior to the Facility B Maturity Date then in effect. Subject to obtaining the prior written consent of all other Lenders, the Facility B Lenders may from time to time in their sole discretion extend the Facility B Maturity Date (and for greater certainty any such extended date from time to time shall be the "Facility B Maturity Date" for all purposes of this Agreement). The Agent shall inform the Borrower of the decision of the Facility B Lenders regarding such requested extension within sixty (60) days after receipt of the said request.

3.05 AVAILMENT OPTIONS

      Subject to the restrictions contained in this Article III and the exceptions indicated below, the Borrower may receive Advances under Facility B from the Facility B Lenders (subject to the restrictions set out below) by any one or more of the following Availment Options (or any combination thereof):

      (i) Canadian Dollar Loans in minimum amounts of $500,000 and multiples of $100,000; or

      (ii) Bankers' Acceptances from the BA Lenders in minimum amounts of $500,000 and multiples of $100,000; or

      (iii) BA Equivalent Note Loans from the Non-BA Lenders in minimum amounts of $500,000 and multiples of $100,000; or

      (iv) Fixed-Rate Term Loans in minimum amounts of $500,000 and multiples of $100,000, subject to section 3.07;

      provided that Bankers' Acceptances, BA Equivalent Note Loans and Fixed-Rate Term Loans will not be issued with a maturity date later than the Facility B Maturity Date or which could result in the Facility B Limit being exceeded at any time. The Borrower may convert Outstanding Advances under Facility B in the form of any above Availment Option into another said form of Availment Option, subject to and in accordance with the terms and conditions of this Agreement (but for greater certainty, Bankers' Acceptances, BA Equivalent Note Loans and Fixed-Rate Term Loans may not be converted into another Availment Option prior to the maturity thereof).

3.06 INTEREST AND FEES

      In respect of Advances under Facility B, the Borrower receiving such Advance shall pay to the Agent on behalf of the Facility B Lenders:

      (a) interest on Canadian Dollar Loans at the Adjusted Prime Rate plus the Applicable Margin per annum, payable monthly in arrears on the last day of each and every month;

      (b) in respect of each Bankers' Acceptance, a stamping fee equal to the face amount of such Bankers' Acceptance, multiplied by the Applicable Margin, multiplied by the number of days to maturity of the Bankers' Acceptance (but excluding the day on which the Bankers' Acceptance matures), and divided by 365, payable at the time of acceptance;

      (c) in respect of each BA Equivalent Note, a stamping fee equal to the face amount of such BA Equivalent Note, multiplied by the Applicable Margin, multiplied by the number of days to maturity of the BA Equivalent Note (but excluding the day on which the BA Equivalent Note matures), and divided by 365, payable at the time of acceptance;

      (d) interest on Fixed-Rate Term Loans at a rate determined pursuant to section 3.07, payable monthly in arrears on the last day of each and every month; and

      (e) a standby fee equal to one-half of one percent (0.50%) per annum of the amount, calculated on a daily basis, of the difference between (i) the Facility B Limit and (ii) the Outstanding Advances under Facility B, payable quarterly in arrears on the last day of each Fiscal Quarter.

      With respect to any Availment Option under Facility B, "Applicable Margin" means, in respect of any Fiscal Quarter, the percentage in the column relating to such Availment Option in the following table which corresponds to the condition described in the first column (determined in respect of the fiscal period comprised of such Fiscal Quarter and the immediately preceding three Fiscal Quarters); provided that until the Interim Financial Statements and Compliance Certificate for the period ending June 30, 2002 are delivered by the Borrower to the Agent in accordance with section 7.04(b), the Applicable Margin for each Availment Option shall be the percentage in the column relating to such Availment Option in the first row of such table.

------------------------------------------------------------------------------------------------------------
Condition                              Applicable Margin      Applicable Margin for   Applicable Margin
                                       for Canadian Dollar    Bankers' Acceptances    for Fixed-Rate Term
                                       Loans under            and BA Equivalent       Loans under
                                       Facility-B               Notes under Facility B  Facility B
------------------------------------------------------------------------------------------------------------
(i) the ratio of Funded Debt to        1.00%                  2.25%                   2.25%
EBITDA is less than 2.00:1; and

(ii) the ratio of CFADS to Funded
Debt Service is greater than 1.25:1
------------------------------------------------------------------------------------------------------------

(i) the ratio of Funded Debt to        1.25%                  2.50%                   2.50%
EBITDA is equal to or greater than
2.00:1; or

(ii) the ratio of CFADS to Funded
Debt Service is equal to or less
than 1.25:1
------------------------------------------------------------------------------------------------------------

3.07 FIXED-RATE TERM LOANS

      The Borrower may at any time at its option request Advances under Facility B from the Lenders, respectively, by way of Canadian Dollar Loans bearing interest for a specified period at fixed rates, in the following manner (and each such Canadian Dollar Loan made by a Lender is here called a "Fixed-Rate Term Loan"). The Borrower may also at any time request the Conversion of all or any part of the Outstanding Advances under an Availment Option other than Fixed-Rate Term Loans (but in the case of Bankers' Acceptances and BA Equivalent Note Loans, only upon the maturity thereof) to Fixed-Rate Term Loans in the same manner. The Borrower shall deliver a written request to the Agent specifying the aggregate principal amount of the Fixed-Rate Term Loans requested, the proposed commencement date of such Fixed-Rate Term Loans (which may not be earlier than five (5) Business Days after the date of delivery of such request), and the proposed maturity date for such Fixed-Rate Term Loans (which may not be later than the earlier of: (i) five (5) years from the said proposed commencement date; and (ii) the Facility B Maturity Date then in effect). The Agent shall promptly notify the Lenders of such request and the principal amount of the Fixed-Rate Term Loan to be made by each Lender (which shall be approximately equal to the aggregate amount of the said Fixed- Rate Term Loans requested by the Borrower multiplied by such Lender's Proportionate Share of Facility B). At least one (1) Business Day prior to the commencement date of such Fixed-Rate Term Loans proposed by the Borrower, each Lender shall advise the

Agent whether it will make a Fixed-Rate Term Loan in the amount and for the period requested, and if so, the interest rate which will apply to such Fixed-Rate Term Loan (determined by such Lender as its cost of funds applicable to the principal amount of such requested Fixed-Rate Term Loan for the period requested, plus the Applicable Margin set out in section 3.06). If all Lenders agree to make Fixed-Rate Term Loans in the aggregate principal amount requested by the Borrower, on the day prior to the commencement date proposed by the Borrower for such Fixed-Rate Term Loans the Agent shall advise the Borrower in writing of the interest rate offered by each Lender in respect of the Fixed-Rate Term Loan offered by it. On the same day the Borrower may by notice in writing to the Agent accept the said offers made by all, but not less than all of the Lenders. For greater certainty, Fixed-Rate Term Loans are available under Facility B only if concurrently made by all Lenders in the manner described above.

3.08 VOLUNTARY PREPAYMENTS

      The Borrower may from time to time, upon forty-five (45) Business Days' prior written notice to the Agent make a Prepayment in respect of any Outstanding Advances under Facility B in a minimum amount and in multiples of $1,000,000, provided that such Prepayment is not made, directly or indirectly, from the proceeds of Funded Debt (unless a Prepayment is made in respect of all Outstanding Advances under Facility B); and provided further that in respect of any Prepayment of a Bankers' Acceptance, BA Equivalent Note Loan or a Fixed-Rate Term Loan the Borrower shall concurrently pay all applicable breakage costs pursuant to section 5.12 (but otherwise no penalty or fee shall be payable in connection with such Prepayment). The Facility B Limit shall be automatically and permanently reduced by the amount of any such Prepayment. The Borrower may also from time to time upon forty-five (45) Business Days' prior written notice to the Agent, cancel any unadvanced portion of Facility B, in which event the Facility B Limit shall be reduced by the amount so cancelled. For greater certainty, the forty-five (45) Business Day notice period required to cancel any unadvanced portion of Facility B may run concurrently with the forty-five (45) Business Day notice period required for a Prepayment of any Outstanding Advances under Facility B.

                        ARTICLE IV - MASTERCARD FACILITY

4.01 ESTABLISHMENT OF FACILITY

      Subject to the terms and conditions in this Agreement, BMO hereby establishes a credit facility for the Borrower in the maximum principal amount of Five Hundred Thousand Dollars ($500,000.00) (the "Mastercard Facility"). BMO shall not have the right to assign or grant a participation in the MasterCard Facility in whole or in part to any other Person.

4.02 PURPOSE OF FACILITY

      Advances under the MasterCard Facility shall be used by the Borrower for general corporate purposes, including purchasing supplies and funding miscellaneous business expenses incurred by officers and employees of the Borrower.

4.03 MASTERCARD FACILITY LIMIT

      The Outstanding Advances at any time under the MasterCard Facility shall not exceed the MasterCard Facility Limit. BMO shall have no obligation to make an Advance under the MasterCard Facility if after making such Advance the Obligations under the MasterCard Facility would exceed the MasterCard Facility Limit. If at any time the Obligations under the MasterCard Facility exceed the MasterCard Facility Limit, the Borrower shall pay to BMO the principal amount required to reduce the Obligations under the MasterCard Facility to an amount not greater than the MasterCard Facility Limit, in accordance with the terms and conditions contained in the MasterCard agreement referred to in section 4.04.

4.04 TERMS AND CONDITIONS

      The Borrower may receive Advances under the MasterCard Facility by way of debits through the use of corporate cards issued by BMO to officers and employees of the Borrower at the Borrower's request upon the completion of a MasterCard agreement and all other necessary documentation required by BMO.

4.05 REPAYMENT

      The Obligations under the MasterCard Facility shall become due and payable upon the earliest to occur of (i) the issuance by BMO of a demand for payment of all Obligations of the Borrower under the MasterCard Facility; and (ii) the Acceleration Date. Until such time, the Obligations under the MasterCard Facility shall be payable monthly in accordance with the terms of the MasterCard agreement made between the Borrower and BMO.

                         ARTICLE V - GENERAL CONDITIONS

5.01 MATTERS RELATING TO INTEREST

      (a) Unless otherwise indicated, interest on any outstanding principal amount shall be calculated daily and shall be payable monthly in arrears on the last day of each and every month. If the last day of a month is not a Business Day, the interest payment due on such day shall be made on the next Business Day, and interest shall continue to accrue on the said principal amount during such stub period and shall also be paid on such next Business Day. (Alternatively, in the Agent's discretion, acting reasonably, interest accruing on the said principal amount during such stub period shall not be payable on such next Business Day, but shall instead be payable on the last day of the following month.) Interest shall accrue from and including the day upon which an Advance is made or is deemed to have been made, and ending on but excluding the day on which such Advance is repaid or satisfied. Any changes in the Adjusted Prime Rate or U.S. Base Rate shall cause an immediate adjustment of the interest rate applicable to Canadian Dollar Loans or U.S. Dollar Loans as the case may be, from and after such change, without the necessity of any notice to the Borrower.

      (b) Unless otherwise stated, in this Agreement if reference is made to a rate of interest, fee or other amount "per annum" or a similar expression is used, such interest, fee or other amount shall be calculated on the basis of a year of 365 or 366 days, as the case may be. If the amount of any interest, fee or other amount is determined or expressed on the basis of a period of less than one year of 365 or 366 days, as the case may be, the equivalent yearly rate is equal to the rate so determined or expressed, divided by the number of days in the said period, and multiplied by the actual number of days in that calendar year.

      (c) Notwithstanding any other provisions of this Agreement, if the amount of any interest, premium, fees or other monies or any rate of interest stipulated for, taken, reserved or extracted under this Agreement or the Security would otherwise contravene the provisions of section 347 of the Criminal Code (Canada), section 8 of the Interest Act (Canada) or any successor or similar legislation, or would exceed the amounts which the Agent is legally entitled to charge and receive under any law to which such compensation is subject, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provision; and to the extent that any excess has been charged or received the Agent shall apply such excess against the Outstanding Advances and refund any further excess amount.

      (d) Any change in the Applicable Margin in respect of any Availment Option under Facility A or Facility B shall be determined by the Agent based upon the information contained in the most recent Compliance Certificate received by the Agent, and shall take effect commencing on the fifth day following receipt of such Compliance Certificate by the Agent. The parties agree to make all necessary adjustments in this regard, including adjustments retroactive to such effective date. If the Agent does not receive a Compliance Certificate on the date required pursuant to paragraph 7.04(b), the Applicable Margin in respect of each Availment Option under Facility A shall be as set out in the second row of the chart in section 2.06, and the Applicable Margin in respect of each Availment Option under Facility B shall be as set out in the second row of the chart in section 3.06, and each such Applicable Margin shall remain in effect until the fifth day following receipt by the Agent of the required Compliance Certificate.

5.02 NOTICE PERIODS

      (a) The Borrower shall provide written notice to the Agent (or to BMO, in the case of Facility A) in respect of Advances, Rollovers, Conversions and Repayments to the extent set out below:

      (i) no notice is required for Advances and Repayments in respect of Overdrafts under Facility A;

      (ii) no notice is required for Advances and Repayments under the MasterCard Facility;

      (iii) notice is required for each voluntary Prepayment under Facility B in accordance with section 3.08;

      (iv) except as provided in clauses (i), (ii) and (iii) above, one (1) Business Day's notice is required before 10:00 a.m. Toronto time in respect of any Advance, Rollover, Conversion or voluntary Repayment in Canadian Dollars if the amount is equal to or less than CDN$10,000,000, or in respect of any Advance, Rollover, Conversion or voluntary Repayment in U.S. Dollars if the amount is equal to or less than U.S$10,000,000;

      (v) except as provided in clauses (i), (ii) and (iii) above, two (2) Business Days' notice is required before 10:00 a.m. Toronto time in respect of any Advance, Rollover, Conversion or voluntary Repayment in Canadian Dollars if the amount is greater than CDN$10,000,000, or in respect of any Advance, Rollover, Conversion or voluntary Repayment in U.S. Dollars if the amount is greater than U.S$10,000,000;

      (vi) notwithstanding the foregoing, if an Advance, Rollover, Conversion or voluntary Repayment relates to a LIBOR Loan, three (3) Business Days' notice is required before 10:00 a.m. Toronto time; and

      (vii) notwithstanding the foregoing, if the Advance relates to the issuance of a Letter of Credit, three (3) Business Days' notice is required before 10:00 a.m. Toronto time.

      (b) Notice of any Advance, Rollover, Conversion or voluntary Repayment referred to in paragraph (a) above shall be given in the form of a Drawdown Request,

Rollover Notice, Conversion Notice or Repayment Notice, as the case may be, attached hereto as Exhibits. All such notices in respect of Facility A shall be given to BMO at its address set out in Exhibit "A"; and all other notices shall be given to the Agent at its address set out in section 13.06.

      (c) If notice is not provided as contemplated herein with respect to the maturity of any Bankers' Acceptance, BA Equivalent Note Loan or LIBOR Loan, the Lender in question may convert such Bankers' Acceptance, BA Equivalent Note Loan or LIBOR Loan upon its maturity into a Canadian Dollar Loan or a U.S. Dollar Loan.

      (d) Any conversion from one form of Availment Option to another shall be subject to satisfaction of all of the terms and conditions applicable to the form of the new Availment Option as herein provided.

5.03 PROCEDURES RE DRAWDOWNS, ROLLOVERS, CONVERSIONS, REPAYMENTS

      (a) Upon receipt of a Drawdown Request under any Credit Facility, the Agent shall promptly notify each Lender under such Credit Facility of the contents thereof and such Lender's Proportionate Share of the Advance. Such Drawdown Request shall not thereafter be revocable.

      (b) Each Advance shall be made by the applicable Lenders to the Agent at its address referred to in section 13.06; provided that the Agent may designate other addresses by notice in writing to the Lenders from time to time. Each Lender shall make available its Proportionate Share of each said Advance to the Agent. Unless the Agent determines that any condition of the Advance has not been satisfied or waived, the Agent shall make the funds so received from the Lenders available to the Borrower, or as the Borrower shall direct, by 3:00 p.m. (Toronto time) on the requested date of the Advance. No Lender shall be responsible for any other Lender's obligation to make available its Proportionate Share of the said Advance.

      (c) If the Borrower requests an Advance under any Credit Facility by way of Bankers' Acceptances, each Lender under such Credit Facility shall, on the date of the said requested Advance, accept a Bankers' Acceptance (or in the case of a Non-BA Lender, make a BA Equivalent Note Loan) in an amount equal to its Proportionate Share of the requested Advance. Each Advance requested by the Borrower by way of Bankers' Acceptances shall be in an amount such that each said Lender will issue a Bankers' Acceptance (or issue a BA Equivalent Note) in a multiple of $100,000.00. The Borrower agrees to deliver in favour of each Lender such other agreements and documentation as such Lender may reasonably require (not inconsistent with this Agreement) in respect of such Lender's requirements for the acceptance of Bankers' Acceptances or the issuance of BA Equivalent Notes.

      (d) All payments of principal (including voluntary and mandatory Repayments), interest and other amounts by the Borrower to the Agent in respect of the Outstanding Advances under a Credit Facility shall be paid by the Agent to the Lenders in accordance with their respective Proportionate Shares of the Outstanding Advances under such

Credit Facility; except that stamping fees in respect of Bankers' Acceptances and BA Equivalent Notes shall be remitted by the Agent to the respective Lenders who issued or accepted such Bankers' Acceptances and BA Equivalent Notes. For greater certainty, the Proportionate Share of each Facility B Lender in respect of Advances and Repayments under Facility B shall be determined with respect to the aggregate amount of the Outstanding Advances under Facility B and not the Outstanding Advances under any Tranche thereof; and similarly all Rollovers and Conversions under Facility B shall be based on the aggregate amount of the Outstanding Advances under Facility B and not the Outstanding Advances under any Tranche thereof.

      (e) Any Prepayment under this Agreement (whether or not voluntarily made by the Borrower) shall be applied against the Borrower's obligations to make Repayments under paragraphs 3.04(b), (c) and (d) in reverse chronological order.

5.04 PLACE OF ADVANCES, REPAYMENTS

      (a) All payments of principal, interest and other amounts to be made by the Borrower pursuant to this Agreement (other than payments in respect of Service Agreements, which are payable directly to BMO) shall be made to the Agent's address noted in section 13.06 or to such other address as the Agent may direct in writing from time to time. All payments received by the Agent on a Business Day before 2:00 p.m. (Toronto time) shall be treated as having been received by the Agent on that day; payments made after such time on a Business Day shall be treated as having been received by the Agent on the next Business Day.

      (b) Whenever any payment shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.

5.05 EVIDENCE OF OBLIGATIONS (NOTELESS ADVANCES)

      The Agent may, but shall not be obliged to, request the Borrower to execute and deliver from time to time such promissory notes as may be required in order to evidence its obligations to the respective Lenders under this Agreement. Each Lender shall open and maintain, in accordance with its usual practice, an account or accounts evidencing the Borrower' obligations to it hereunder, and the information entered in such accounts shall be deemed to be prima facie correct.

5.06 DETERMINATION OF EQUIVALENT AMOUNTS

      Whenever it is necessary or desirable at any time to determine the Equivalent Amount in Canadian Dollars of an amount expressed in U.S. Dollars, or vice-versa (specifically including for greater certainty the determination of whether the Outstanding Advances under any Credit Facility exceed the limit applicable to such Credit Facility and determining each Lender's Proportionate Share of any Repayment on any date), the Equivalent Amount shall be determined by reference to the Exchange Rate on the date of such determination.

5.07 MATURITY OF BANKERS' ACCEPTANCES AND BA EQUIVALENT NOTES; COMMITMENT TO PURCHASE

      (a) Each Bankers' Acceptance and each BA Equivalent Note shall have a maturity of 30, 60, 90 or 180 days.

      (b) Each BA Lender which is a bank listed in Schedule I of the Bank Act (Canada) agrees to purchase its own Bankers' Acceptances upon the issuance thereof at a discount from the face amount thereof calculated at the CDOR Rate for the relevant period in effect on the issuance date thereof.

      (c) Each BA Lender which is a bank listed in Schedule II or Schedule III of the Bank Act (Canada) agrees to purchase its own Bankers' Acceptances upon the issuance thereof at a discount from the face amount thereof calculated using a rate not in excess of the CDOR Rate for the relevant period in effect on the issuance date thereof plus up to one-tenth of one percent (0.10%).

      (d) Each Non-BA Lender agrees to purchase BA Equivalent Notes issued by it hereunder at a discount from the face amount thereof calculated using a rate not in excess of the CDOR Rate for the relevant period in effect on the issuance date thereof.

5.08 SPECIAL PROVISIONS REGARDING BANKERS' ACCEPTANCES

      The following provisions are applicable to Bankers' Acceptances issued by the Borrower and accepted by any BA Lender hereunder:

Payment of Bankers' Acceptances

      (a) The Borrower agrees to provide for each Bankers' Acceptance by payment of the face amount thereof to the Agent on behalf of the BA Lender on the maturity of the Bankers' Acceptance or, prior to such maturity, on the Acceleration Date; and the Agent shall remit the said amount to such BA Lender and such BA Lender shall in turn remit such amount to the holder of the Bankers' Acceptance. If the Borrower fails to provide for the payment of the Bankers' Acceptance accordingly, any amount not so paid shall be immediately payable by the Borrower to the Agent on behalf of the BA Lender together with interest on such amount calculated daily and payable monthly at the rate and in the manner applicable to Canadian Dollar Loans under the Credit Facility under which such Bankers' Acceptance was issued. The Borrower agrees not to claim any days of grace for the payment at maturity of any Bankers' Acceptance and agrees to indemnify and save harmless the BA Lender in connection with all payments made by the BA Lender (or by the Agent on its behalf) pursuant to Bankers' Acceptances accepted by the BA Lender, together with all reasonable costs and expenses incurred by the BA Lender in this regard. The Borrower hereby waives any defences to payment which might otherwise exist if for any reason a Bankers' Acceptance is held by the BA Lender for its own account at maturity.

Availability of Bankers' Acceptances

      (b) If at any time and from time to time the BA Lender determines, acting reasonably, that there no longer exists a market for Bankers' Acceptances for the term requested by the Borrower, or at all, the BA Lender shall provide written notice thereof to the Agent and the other Lenders (which notice shall include the basis for such determination in reasonable detail, to the extent known to the BA Lender), and the Agent shall promptly forward such written notice to the Borrower. In such event: (i) the BA Lender shall not be obliged to accept Bankers' Acceptances; (ii) the other Lenders may, but shall not be obliged to issue Bankers' Acceptances or BA Equivalent Notes (as the case may be) if requested to do so by the Borrower (the Borrower reserving its rights to receive Advances under other Availment Options as provided herein); and (iii) if the other Lenders decide to issue Bankers' Acceptances and BA Equivalent Notes, the said BA Lender shall make a Canadian Dollar Loan in the amount of the Bankers Acceptance it would have otherwise been required to issue; provided that, the said BA Lender's obligations to accept Bankers' Acceptances shall be reinstated immediately upon the Agent notifying the Borrower that the applicable market for Bankers' Acceptances exists again.

Power of Attorney

      (c) The Borrower hereby appoints each BA Lender which issues Bankers' Acceptances hereunder as its true and lawful attorney to complete and issue Bankers' Acceptances on behalf of the Borrower in accordance with written, verbal or facsimile transmitted instructions provided by the Borrower's authorized signing officers to the Agent on behalf of such BA Lender. The Borrower hereby ratifies all that its said attorney may do by virtue hereof. In the event the Borrower shall deliver verbal or facsimile transmitted instructions to the Agent in accordance with this Agreement, the Borrower acknowledges that such instructions acted upon by the Agent and any BA Lender will, in the absence of negligence or wilful misconduct, be conclusively deemed to be valid instructions, whether or not authorized by the Borrower or whether or not accurately transmitted. The Borrower agrees to indemnify and hold harmless the Agent and the BA Lenders and their respective directors, officers and employees from and against any charges, complaints, costs, damages, expenses, losses or liabilities of any kind or nature which they may incur, sustain or suffer, arising from or by reason of acting, or failing to act, as the case may be, on any such verbal or facsimile transmitted instructions or on this power of attorney, except to the extent caused by the negligence or wilful misconduct of the Agent or any BA Lender. The Borrower hereby agrees that each Bankers' Acceptance completed and issued and accepted in accordance with this section 5.08 by any Vice-President or Senior Manager of any BA Lender (or any other employee of such BA Lender designated by any such officer as his or her substitute) on behalf of the Borrower is a valid, binding and negotiable instrument of the Borrower as drawer and endorser. The Borrower agrees that each BA Lender's accounts and records will constitute prima facie evidence of the execution and delivery by the Borrower of Bankers' Acceptances. This power of attorney shall continue in force until written notice of revocation has been served upon the Agent by the Borrower at the Agent's address set out in section 13.06.

5.09 SPECIAL PROVISIONS REGARDING BA EQUIVALENT NOTES

      Each Non-BA Lender will not accept Bankers' Acceptances hereunder, and shall instead from time to time make BA Equivalent Note Loans to the Borrower. Each BA Equivalent Note Loan shall be evidenced by a non-interest bearing promissory note payable by the Borrower to the Non-BA Lender substantially in the form of Schedule "H" attached hereto, which will be purchased by the Non-BA Lender. Each BA Equivalent Note shall be negotiable by the Non-BA Lender without notice to or the consent of the Borrower, and the holder thereof shall be entitled to enforce such BA Equivalent Note against the Borrower free of any equities, defences or rights of set-off that may exist between the Borrower and the Non-BA Lender. In this Agreement, all references to a BA Equivalent Note shall mean the loan evidenced thereby if required by the context; and all references to the "issuance" of a BA Equivalent Note by a Non-BA Lender and similar expressions shall mean the making of a BA Equivalent Note Loan by the Non-BA Lender to the Borrower evidenced by a BA Equivalent Note. The following provisions are applicable to each BA Equivalent Note Loan made by a Non-BA Lender to the Borrower hereunder:

Payment of BA Equivalent Notes

      (a) The Borrower agrees to provide for each BA Equivalent Note by payment of the face amount thereof to the Agent on behalf of the Non-BA Lender on the maturity of the BA Equivalent Note or, prior to such maturity, on the Acceleration Date; and the Agent shall remit the said amount to such Non-BA Lender and such Non-BA Lender shall in turn remit such amount to the holder of the BA Equivalent Note. If the Borrower fails to provide for the payment of the BA Equivalent Note accordingly, any amount not so paid shall be immediately payable by the Borrower to the Agent on behalf of the Non-BA Lender together with interest on such amount calculated daily and payable monthly at the rate and in the manner applicable to Canadian Dollar Loans under the Credit Facility under which such BA Equivalent Note was issued. The Borrower agrees not to claim any days of grace for the payment at maturity of any BA Equivalent Note and agrees to indemnify and save harmless the Non-BA Lender in connection with all payments made by the Non-BA Lender (or by the Agent on its behalf) pursuant to BA Equivalent Notes accepted by the Non-BA Lender, together with all reasonable costs and expenses incurred by the Non-BA Lender in this regard. The Borrower hereby waives any defences to payment which might otherwise exist if for any reason a BA Equivalent Note is held by the Non-BA Lender for its own account at maturity.

Availability of BA Equivalent Notes

      (b) If at any time and from time to time the Non-BA Lender determines, acting reasonably, that there no longer exists a market for the sale of BA Equivalent Notes for the term requested by the Borrower, or at all, the Non-BA Lender shall provide written notice thereof to the Agent and the other Lenders (which notice shall include the basis for such determination in reasonable detail, to the extent known to the Non-BA Lender), and the Agent shall promptly forward such written notice to the Borrower. In such event: (i) the Non-BA Lender shall not be obliged to make BA Equivalent Note Loans to the

Borrower; (ii) the other Lenders may, but shall not be obliged to issue Bankers' Acceptances or BA Equivalent Notes (as the case may be) if requested to do so by the Borrower (the Borrower reserving its rights to receive Advances under other Availment Options as provided herein); and (iii) if the other Lenders decide to issue Bankers' Acceptances and BA Equivalent Notes, the Non-BA Lender shall make a Canadian Dollar Loan in the amount of the BA Equivalent Note it would have otherwise been required to issue; provided that, the said Non-BA Lender's obligations to make BA Equivalent Note Loans to the Borrower shall be reinstated immediately upon the Agent notifying the Borrower that the applicable market for the sale of BA Equivalent Notes exists again.

Power of Attorney

      (c) The Borrower hereby appoints the Non-BA Lender as its true and lawful attorney to complete BA Equivalent Notes on behalf of the Borrower in accordance with written, verbal or facsimile transmitted instructions delivered by the Borrower to the Agent by the Borrower's authorized signing officers. The Borrower hereby ratifies all that its said attorney may do by virtue hereof. In the event the Borrower shall deliver verbal or facsimile transmitted instructions to the Agent in accordance with this Agreement the Borrower acknowledges that such instructions acted upon by the Agent and the Non-BA Lender will, in the absence of negligence or wilful misconduct, be conclusively deemed to be valid instructions, whether or not authorized by the Borrower or whether or not accurately transmitted. The Borrower agrees to indemnify and hold harmless the Agent and the Non-BA Lender, its directors, officers and employees from and against any charges, complaints, costs, damages, expenses, losses or liabilities of any kind or nature which the Agent and the Non-BA Lender, and their respective directors, officers or employees may incur, sustain or suffer, arising from or by reason of the Agent or the Non-BA Lender, or their respective directors, officers or employees acting, or failing to act, as the case may be, on any verbal or facsimile transmitted instructions or on this power of attorney except to the extent caused by the negligence or wilful misconduct of the Agent or any Non-BA Lender. The Borrower hereby agrees that each BA Equivalent Note completed by any Vice-President or Senior Manager of the Non-BA Lender (or any other employee of the Non-BA Lender designated by any such officer as his or her substitute) on behalf of the Borrower is a valid, binding and negotiable instrument of the Borrower as drawer and endorser. The Borrower agrees that the Non-BA Lender's accounts and records will constitute prima facie evidence of the execution and delivery by the Borrower of BA Equivalent Notes. This power of attorney shall continue in force until written notice of revocation has been served upon the Non-BA Lender by the Borrower at the Non-BA Lender's address provided in section 13.06.

5.10 SPECIAL PROVISIONS REGARDING LIBOR LOANS

      The following provisions are applicable to LIBOR Loans made by any Lender to the Borrower:

Drawdown Procedures

      (a) Upon receipt by the Agent from the Borrower of a Drawdown Request, Conversion Notice or Rollover Notice in respect of a LIBOR Loan, the Agent will forthwith advise the Borrower of the LIBO Rate, such rate to be determined as at approximately 11:00 a.m. Toronto time, two (2) LIBOR Business Days before the commencement of the LIBOR Period for such LIBOR Loan. If the Agent determines that Eurodollar deposits for the relevant amount and LIBOR Period requested by the Borrower are not being or will not be offered to the Agent in the LIBOR Market or if for any other reason the Agent is unable to determine the applicable LIBO Rate or if for any reason the LIBOR Period requested by the Borrower is not reasonably available to the Agent, then the Agent shall notify the Borrower of the foregoing and the Lenders shall not be obliged to make the requested LIBOR Loan; and if such determination takes place after the Lenders have already made Advances in the expectation that such Advances will constitute a LIBOR Loan for the LIBOR Period requested, the Agent may by written notice to the Borrower require the Borrower to select another LIBOR Period or convert the said LIBOR Loan into a U.S. Dollar Loan.

Interest Payment Dates

      (b) Interest in respect of any LIBOR Loan shall be calculated on the basis of a year of 360 days. Interest in respect of any LIBOR Loan with a LIBOR Period of between 30 and 90 days (inclusive) shall be payable at the time the principal amount of such LIBOR Loan is payable. Interest in respect of any LIBOR Loan with a LIBOR Period longer than 90 days shall be payable in arrears every 90 days commencing on the 90th day following the commencement of such LIBOR Period, and also at the time the principal amount of such LIBOR Loan is payable.

Laws Applicable to LIBOR Loans

      (c) The Borrower acknowledges that the ability of the Lenders to maintain or provide any LIBOR Loan and/or to charge interest on any LIBOR Loan at a LIBO Rate is and will be subject to any statute, law, regulation, rule or direction by any Governmental Authority having jurisdiction which may prohibit or restrict or limit such loans and/or such interest. The Borrower agrees that the Lenders shall have the right to comply with any such requirements and, if the Agent acting reasonably determines it to be necessary as a result of such requirement and provides at least ten (10) Business Days' written notice to the Borrower which sets out in reasonable detail the basis of its determination, the Agent may convert any LIBOR Loan to a U.S. Dollar Loan or require immediate repayment of all LIBOR Loans, including accrued interest thereon and all applicable breakage costs pursuant to section 5.12; provided that, the Agent's right to so convert LIBOR Loans or require immediate repayment of LIBOR Loans shall be immediately terminated upon the Agent notifying the Borrower that the condition causing such prohibition, restriction or limit no longer exists.

5.11 WITHHOLDING TAX GROSS-UP

      Except as otherwise required by law, each payment by the Borrower to the Lenders hereunder shall be made without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment or any other jurisdiction, or (in each case) any political subdivision or taxing authority thereof or therein (other than taxes in respect of the net income, assets or capital of any Lender). If any such withholding is required by law, the Borrower shall make the withholding, pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon and forthwith pay to the Lenders such additional amount as may be necessary to ensure that the net amount actually received by them (after payment of such taxes including any taxes on such additional amount paid) is equal to the amount which they would have received if no amounts had been withheld.

5.12 INDEMNITY RE SERVICE AGREEMENTS

      In respect of any Service Agreement which may be entered into between BMO and a Company other than the Borrower, the Borrower hereby agrees to indemnify BMO against any and all liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by BMO arising from or in connection with any failure by such Company to observe and perform all of its obligations thereunder. The said obligation of the Borrower to indemnify BMO shall comprise part of the Obligations hereunder.

5.13 BREAKAGE COSTS

      If any Advance made by a Lender in the form of a Bankers' Acceptance, LIBOR Loan or Fixed-Rate Term Loan is repaid or converted prior to the scheduled maturity date thereof (whether as a result of Prepayment, acceleration or otherwise), the Borrower agrees to pay to the Agent upon demand all losses, damages, costs and expenses which such Lender has incurred or may incur as a result of such Repayment or Conversion prior to the said scheduled maturity date, as determined by such Lender in accordance with its usual practice; provided that the Agent shall provide the Borrower with a written certificate showing in reasonable detail the basis for such claim, which certificate shall be deemed to be correct absent manifest error.

                  ARTICLE VI - REPRESENTATIONS AND WARRANTIES

6.01 REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

      (a) Corporate Status - Each Company has been duly incorporated and organized and is validly subsisting and in good standing under the laws of its jurisdiction of incorporation, has the power to own or lease its property and to carry on its business as now conducted by it, except as disclosed in Schedule 6.01(a); is conducting its business in material compliance with all applicable rules, laws and regulations of each jurisdiction in which it carries on business and holds all material licenses, registrations and qualifications to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned or leased by it make such qualification necessary; and all such licenses, registrations and qualifications are valid and subsisting and in good standing.

      (b) Corporate Information - Schedule 6.01(b) contains a true and complete list of the Companies, indicating in respect of each of them its corporate history (including all prior names and predecessor corporations), issued and outstanding shares in its capital stock, jurisdiction of incorporation, registered or head office, principal place of business, locations at which it has places of business; and all jurisdictions in which it owns material assets.

      (c) Ownership of Companies - Holdings is the registered and beneficial owner of all the issued and outstanding shares in the capital stock of each of its Subsidiaries, including the Borrower; and the Borrower is the registered and beneficial owner of all the issued and outstanding shares in the capital stock of each of its Subsidiaries; and all of the foregoing shares are free and clear of all Liens, except Liens in favour of J.P. Morgan Bank Canada which will be released and terminated upon the making of the first Advance hereunder.

      (d) No Pending Corporate Changes - As at the date of this Agreement, no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase of any properties or assets of any Company out of the ordinary course of business or for the purchase, subscription, allotment or issuance of any debt or equity securities of any Company. Attached as Schedule 6.01(d) is a description of certain potential transactions of which the Borrower is aware as at the date of this Agreement, but the Borrower acknowledges that the disclosure of such potential transactions to the Lenders shall not derogate from or otherwise affect any other provisions of this Agreement, specifically including paragraphs 7.02(h) and 10.01(o).

      (e) No Conflicting Agreements - Neither the execution and delivery by the Borrower of this Agreement and the performance by the Borrower of its obligations under this Agreement, nor the execution and delivery by the Companies of the Security and the performance by the Companies' of their respective obligations under the Security, conflict with, result in a breach of, or constitute a default under the charter documents or by-laws of any Company, or any Material Agreement to which it is a party or is otherwise bound, and does not require the consent or approval of any Person which has not been provided or obtained.

      (f) No Conflict with Charter Documents - There are no provisions in the charter documents or by-laws of any Company or in any unanimous shareholder agreement affecting any of them which restrict or limit its powers to borrow money, issue debt obligations, guarantee the payment or performance of the obligations of others, or encumber all or any of its property, now owned or subsequently acquired.

      (g) Power and Authority - The Borrower has the capacity, full power, legal right and authority to borrow from the Lenders and to enter into and perform its obligations under this Agreement and the Security; and each of its Subsidiaries has the capacity, full power, legal right and authority to guarantee the obligations of the Borrower and to enter into and perform its obligations under the Security required to be provided by it hereunder.

      (h) Authorization of Documents - The execution and delivery of this Agreement by the Borrower, the execution and delivery of the Security required to be provided hereunder by each Company, and the performance of the Companies' respective obligations herein and therein, have been duly authorized by all necessary corporate action.

      (i) Validity - This Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with the terms and provisions hereof, subject to laws of general application affecting creditors' rights and the discretion of the court in awarding equitable remedies.

      (j) Ownership of Assets; Specific Permitted Liens - Each Company owns, possesses and has a good and marketable title to its undertaking, property and assets (including any Land owned by it) free and clear of any and all Liens except for Permitted Liens (and Liens to be released and discharged with the proceeds of the first Advance hereunder); and no Company has any commitment or obligation (contingent or otherwise) to grant any Liens except for Permitted Liens. Schedule 6.01(j) attached hereto contains a true and complete list of the Specific Permitted Liens in existence as at the date of this Agreement which affect the Companies or their properties and assets. No event has occurred which constitutes, or which with the giving of notice, lapse of time or both would constitute, a material default by any Company under any said Specific Permitted Lien. The Borrower's ownership rights in respect of the Land on which the Saskatoon Plant is situated include all mineral rights (specifically including the right to extract salt), except to the extent described in Schedule 6.01(j). Based on a report prepared by the Borrower's consultant, the Borrower expects that at the current rate of extraction it will be able to continue to extract salt from the Land on which the Saskatoon Plant is situated in quantities required by the Borrower to continue its operations as presently conducted for at least one hundred (100) years from the date of this Agreement.

      (k) Owned Properties - Schedule 6.01(k) attached hereto contains a true and complete list of the Owned Properties as at the date of this Agreement.

      (l) Leased Properties - Schedule 6.01(l) attached hereto contains a true and complete list of the Leased Properties as at the date of this Agreement.

      (m) Intellectual Property - The Companies possess all licenses, franchises, permits, registrations, patents, patent applications, trademarks, trademark applications, trade names, trade name rights, service marks, service mark rights, copyrights and other forms of intellectual property which are material to the conduct of their businesses as now conducted and as presently proposed to be conducted, each of which is in good standing in all material respects; and each such Company owns and possesses or has the right to use such intellectual property and, to the best of the Borrower's knowledge, is not in violation of any valid rights of others with respect thereto. The Companies do not directly or indirectly use or rely upon any patents, trademarks, trade names, trade name rights, service marks, service mark rights, copyrights or other forms of intellectual property owned or controlled by any Chapter 11 Debtors, except for the use of "Sterling" in the corporate name of any applicable Company and the use by such applicable Company of the stylized "s" trademark. Attached hereto as Schedule 6.01(m) is a list of all material registrations, patents, patent applications, trademarks, trademark applications, trade names, trade name rights, service marks, service mark rights and copyrights which, as at the date of this Agreement, are owned by the Companies or in respect of which the Companies hold rights under licences.

      (n) Insurance - Each Company has placed insurance, including property, boiler and machinery, business interruption and liability insurance, in appropriate amounts and for appropriate risks as would be considered prudent for similar businesses, the current particulars of which have been provided to the Agent in writing, including in respect of each policy the risks covered and exclusions, limits of coverage, deductible amounts, replacement cost provisions, co-insurance provisions (if any) and all other particulars. Except as disclosed in Schedule 6.01(n) attached hereto, in the last three years no insurance policy has been cancelled and no insurer has refused to renew any insurance coverage.

      (o) Material Agreements - Schedule 6.01(o) attached hereto contains a true and complete list of all Material Agreements to which any of the Companies is a party as at the date of this Agreement and a description of the nature of each said Material Agreement. Each said Material Agreement is in good standing and in full force and effect; and neither the Borrower nor, to the best of the Borrower's knowledge, any of the other parties thereto, is in material breach of any of the terms or conditions contained therein.

      (p) Labour Agreements - Except as disclosed in Schedule 6.01(p), on the date of this Agreement none of the Companies has any contracts with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements, and none of the Companies is aware of any current attempts to organize or establish any such labour union or employee association. The Companies have experienced no work stoppages or strikes (legal or otherwise) in the three (3) years preceeding the date of this Agreement. The collective agreements to which the Borrower is a party are in full force and effect and the Borrower is in compliance with all of its obligations thereunder.

      (q) Environmental Matters - Except to the extent disclosed in Schedule 6.01(q) attached hereto:

      (i) Each Company has complied in all material respects with, and its business, operations, assets, equipment, Owned Properties and Leased Properties and other buildings and improvements located thereon are in compliance in all material respects with all applicable Requirements of Environmental Law, specifically including all applicable Requirements of Environmental Law concerning the storage and handling of Hazardous Materials.

      (ii) Each Company has been issued all material permits, licenses, certificates and approvals from Governmental Authorities which are required in connection with (i) air emissions; (ii) discharges to surface or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of Hazardous Materials; and (vi) all other applicable Requirements of Environmental Law.

      (iii) The Borrower has been the registered and beneficial owner of, and the only Person in possession and occupation of, the Saskatoon Plant since July 10, 1997. During the said period of the Borrower's ownership and possession of the Saskatoon Plant there has been no material emission, spill, release, or discharge by the Borrower or any other Person into or upon (i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or
            (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any Hazardous Materials at or from the Saskatoon Plant; and during such period the Borrower has not received any complaint, order, directive, claim, citation, or notice from any Governmental Authority or any other Person with respect to (i) air emissions; (ii) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the Saskatoon Plant or any other Land owned or leased by the Companies or upon which they carry on business; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation, or disposal of Hazardous Materials; or (vi) other applicable

            Requirements of Environmental Law affecting the Companies or their businesses, operations, assets, equipment, property, leaseholds, or other facilities.

      (iv) To the Borrower's knowledge after due enquiry, there are no legal or administrative proceedings, investigations or claims now threatened or pending against any Company with respect to the presence on or under, or the discharge, emission, spill, radiation or disposal into or upon any Land, the atmosphere, or any watercourse or body of water, of any Hazardous Material; nor, to the Borrower's knowledge after due enquiry, is any Governmental Authority asserting or threatening to assert any such claim; and, to the Borrower's knowledge after due enquiry, there is no factual basis for any such proceedings, investigations or claims.

      (v) To the Borrower's knowledge after due enquiry, the Companies have no material indebtedness, obligation or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup or disposal of any Hazardous Materials (including without limitation any such indebtedness, obligation, or liability under any applicable Requirements of Environmental Law regarding such storage, treatment, cleanup or disposal).

      (vi) The covenants, warranties, representations and indemnities provided by Saskatoon Chemicals Ltd. in favour of the Borrower contained in
            Article XII of the Asset Purchase Agreement made as of the 21st day of May, 1997, as amended on June 17, 1997, between such parties, and the Guarantee Agreement dated as of July 10, 1997 given by Weyerhaeuser Canada Ltd. in favour of the Borrower, are in full force and effect, unamended; and there are no matters in dispute between the parties thereunder.

      (vii) The covenants, warranties, representations and indemnities given in favour of the Borrower by each of CIC Industrial Interests Inc. and Her Majesty the Queen In Right of Saskatchewan which are contained in the Agreement made as of the 10th day of July, 1997 between such parties are in full force and effect, unamended; and there are no matters in dispute thereunder between the Borrower and such other parties.

      (r) No Litigation - There are no actions, suits or proceedings pending or, to the Borrower's knowledge after due enquiry, threatened against any Company in any court or before or by any federal, provincial, municipal or other Governmental Authority except as disclosed in Schedule 6.01(r) attached hereto.

      (s) No Default - No Event of Default or Default has occurred and is continuing.

      (t) Financial Statements - The Yearend Financial Statements and the Interim Financial Statements of each Company in respect of its most recently completed Fiscal

Year and its most recently completed Fiscal Quarter, respectively, have been prepared in accordance with GAAP on a basis which is consistent with the previous fiscal period, and present fairly:

      (i) its assets and liabilities (whether accrued, absolute, contingent or otherwise) and financial condition as at the dates therein specified;

      (ii) its sales, earnings and results of its operations during the periods covered thereby; and

      (iii) in the case of the Yearend Financial Statements, its changes in financial position;

and since the dates of the said Yearend Financial Statements and Interim Financial Statements, as the case may be, no liabilities have been incurred by the Companies except in the ordinary course of business and no Material Adverse Change has occurred.

      (u) Financial and Other Information - All financial and other information provided by or in respect of the Companies to the Agent or the Lenders in writing was true, correct and complete in all material respects when provided; and such information (as it relates to the dates specified therein), remains true, correct and complete in all material respects on the date of this Agreement. No information, exhibit, or report furnished by the Borrower to the Agent or the Lenders in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

      (v) No Guarantees - No Guarantees (except Guarantees in favour of J.P. Morgan Bank Canada, which will be released and terminated upon the making of the first Advance hereunder) have been granted by any Company (other than Guarantees which comprise part of the Security).

      (w) Tax Returns - Each Company has duly and timely filed all tax returns required to be filed by it, and has paid all taxes which are due and payable by it. Each Company has also paid all other taxes, charges, penalties and interest due and payable under or in respect of all assessments and re-assessments of which it has received written notice. To the Borrower's knowledge after due enquiry there are no actions, suits, proceedings, investigations or claims now threatened or pending against any Company in respect of taxes, governmental charges or assessments or any matters under discussion with any Governmental Authority relating to taxes, governmental charges or assessments asserted by any such Governmental Authority.

      (x) Statutory Liens - Each Company has remitted on a timely basis all amounts required to have been withheld and remitted (including withholdings from employee wages and salaries relating to income tax, employment insurance and Canada Pension Plan contributions), goods and services tax and all other amounts which if not paid when due could result in the creation of a Statutory Lien against any of its property, except for Permitted Liens.

      (y) Other Information - The businesses carried on by the Companies and their respective properties are not affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), materially adversely affecting such businesses or properties.

      (z) Miscellaneous - Except to the extent disclosed in Schedule 6.01(z) attached hereto:

      (i) the Borrower and each of its Subsidiaries is, and after giving effect to the transactions contemplated hereby and the incurrence of the Obligations will be and will continue to be, solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage;

      (ii) no member of the board of directors of the Borrower or any of its Subsidiaries serves on the board of directors of any Chapter 11 Debtor;

      (iii) none of the officers of the Borrower or any of its Subsidiaries serves as an officer of any Chapter 11 Debtor;

      (iv) none of the personnel employed by the Borrower or any of its Subsidiaries is also employed by any Chapter 11 Debtor;

      (v) neither the Borrower nor any Subsidiary of the Borrower holds itself out to be, or is listed or designated as, a branch, agent, department or division of any Person, including any Chapter 11 Debtor;

      (vi) neither the Borrower nor any Subsidiary of the Borrower has any place of business in the United States;

      (vii) neither the Borrower nor any Subsidiary of the Borrower has guaranteed any indebtedness or obligations of any Chapter 11 Debtor, nor is there a Lien upon any assets of the Borrower or any Subsidiary of the Borrower which collateralizes or otherwise supports any indebtedness or obligations of any Chapter 11 Debtor;

      (viii) neither the Borrower nor any Subsidiary of the Borrower is a party to any contract with a Related Person, except for contracts of the nature permitted by paragraph 7.02(j); and

      (ix) neither the Borrower nor any Subsidiary of the Borrower has any intention of filing any motion or initiating any proceeding (or consenting to any such motion or proceeding filed or initiated by any other Person) whereby the Borrower or any of its Subsidiaries would become a debtor in the

             Chapter 11 Proceedings or any other proceedings under the U.S. Bankruptcy Code.

6.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      The Borrower acknowledges that the Agent and the Lenders are relying upon the foregoing representations and warranties in connection with the establishment and continuation of the Credit Facilities and the entering into of any Service Agreements with the Borrower. Notwithstanding any investigations which may be made by the Agent or the Lenders, the said representations and warranties shall survive the execution and delivery of this Agreement and the making of any Advances from time to time hereunder, until full and final payment and satisfaction of the Obligations.

                            ARTICLE VII - COVENANTS

7.01 POSITIVE COVENANTS

      The Borrower hereby covenants and agrees with the Agent and the Lenders that it will, and will cause each of its respective Subsidiaries to:

      (a) Prompt Payment - in the case of the Borrower, punctually pay all principal, interest and other amounts due hereunder at the times and in the manner specified herein;

      (b) Preservation of Corporate Existence - maintain its corporate existence in good standing, preserve its material rights, powers, licences, privileges, franchises and goodwill, exercise any rights of renewal or extensions of any leases, licences, concessions, franchises or any other rights whatsoever which are material to the conduct of its business, maintain all material qualifications to carry on business in each jurisdiction in which such qualifications are required, and carry on and conduct its business in a proper and efficient manner so as to protect its property and the earnings, income, rents and profits of its business; and to continue to carry on its business and not materially change the nature of its business from that being carried on at the date of this Agreement;

      (c) Compliance with Laws - comply in all material respects with all applicable Laws (specifically including, for greater certainty, all applicable Requirements of Environmental Law) and obtain and maintain in good standing all material leases, licences, permits and approvals from any and all Governmental Authorities required in respect of its business and operations;

      (d) Payment of Taxes, etc. - pay when due all rents, taxes, rates, levies, assessments and governmental charges, fees and dues lawfully levied, assessed or imposed in respect of its property which are material to the conduct of its business, and deliver to the Agent upon request receipts evidencing such payments; except for rents, taxes, rates, levies, assessments and governmental charges, fees or dues in respect of which an appeal or review proceeding has been commenced, a stay of execution pending such appeal or review proceeding has been obtained, reserves reasonably required by the Agent and the Lenders have been established; and the amounts in question do not in the aggregate materially detract from the ability of such Company to carry on its business and to perform and satisfy all of its obligations hereunder;

      (e) Maintain Records - maintain adequate books, accounts and records in accordance with GAAP;

      (f) Maintenance of Properties - keep its property and assets in good repair and working condition, ordinary wear and tear excepted;

      (g) Inspection - permit the Agent and its employees and agents, during normal business hours and upon at least one (1) Business Days' prior verbal or written notice, to enter upon and inspect its properties, assets, books and records from time to time and make copies of and abstracts from such books and records, and discuss its affairs, finances and accounts with any of its officers and directors; and it will also permit the Agent and its employees and agents, without prior notice to or obtaining the consent of the Borrower, to discuss its affairs, finances and accounts from time to time with its independent accountant. After the occurrence and during the continuation of an Event of Default, or if the Agent is of the opinion, acting reasonably, that a significant adverse change has occurred and is continuing in respect of the environmental condition of any Owned Property or Leased Property from the date of this Agreement, then:

            (i) the Agent and its agents may upon at least two (2) Business Days' prior verbal or written notice conduct environmental investigations of the Borrower's properties and assets from time to time to the extent considered by the Agent, acting reasonably, to be necessary in the circumstances; and the Agent agrees that if requested by the Borrower it will promptly provide the Borrower with copies of any and all reports prepared relating to any such investigation; and

            (ii) the Borrower will execute and deliver all reasonable consents and further assurances by it as may be necessary or desirable in order for the Agent and its agents to obtain information from Governmental Authorities and other third parties with respect to environmental matters relating to such Owned Property or Leased Property;

provided that, in each case:

            (A) the Agent and Lenders shall maintain the confidentiality of all information received from such investigations, discussions and examinations to the extent provided in section 13.15; and

            (B) any representative of the Agent (other than employees of the Agent and counsel to the Agent) has executed and delivered an agreement in favour of the Borrower to use such information only for the purposes of this Agreement and in accordance with the same standards set out in section 13.15.

      (h) Liens - maintain all of its property, assets and undertaking free of all Liens whatsoever, except for Permitted Liens;

      (i) Insurance Coverage - obtain from financially responsible insurance companies and maintain liability insurance, all-risks property insurance on a replacement cost basis (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties), and insurance in respect of such other risks as the Agent may reasonably require from time to time; all of which policies of insurance shall be in such amounts as may be reasonably required by the Agent and the Lenders and shall include a standard mortgage clause approved by the Insurance Bureau of Canada; and the interest of the Agent shall be noted on such policies (except liability insurance policies) as first mortgagee and loss payee; and the Agent shall be named as an additional insured under such liability insurance policies; and the Agent shall be provided with certificates of insurance and certified copies of such policies from time to time upon request, provided that:

      (i) any insured claim, judgment, settlement or money compromise and any insured expenses associated with its defence or investigation payable by commercial general liability insurance shall be paid first to any Person entitled to payment of such unpaid insured claim, judgment, settlement or money compromise and entitled to payment of such unpaid insured expenses and thereafter to the applicable Company; and

      (ii) if insurance proceeds are payable in respect of loss of or damage to property owned by a Company as a result of any one or a series of related occurrences, such proceeds are not in excess of two million five hundred thousand dollars ($2,500,000), and no Event of Default has occurred and is continuing, then the Agent and the Lenders shall consent to the payment of such proceeds directly to such Company, provided that such Company has confirmed in writing to the Agent and the Lenders that it will use such proceeds to repair or replace such property (or that that such property has already been repaired or replaced and the proceeds will reimburse the Company for payments it made for such purpose); but nothing herein shall affect the rights of any Person holding a Permitted Lien in respect of such property which has priority over the Security;

      (j) Perform Obligations - fulfil all covenants and obligations required to be performed by it under this Agreement, the Security and any other agreement or undertaking now or hereafter made between it and the Lenders or the Agent;

      (k) Notice of Certain Events - provide prompt notice to the Agent of the occurrence of any Default or Event of Default or any event or development (specifically including any litigation) which constitutes a Material Adverse Change;

      (l) Further Assurances - provide the Agent and the Lenders with such further Security, information, financial data, documentation and other assurances as the Agent and the Lenders may reasonably require from time to time, not inconsistent with the terms of this Agreement, to ensure the ongoing compliance by the Borrower with the terms and conditions of this Agreement; and

      (m) Bank Accounts and Service Agreements - maintain all of its bank accounts and Service Agreements with BMO, provided that the services offered by BMO in connection therewith and the costs of such services, are not materially different from those available to the Borrower from other Canadian financial institutions.

7.02 NEGATIVE COVENANTS

      The Borrower hereby covenants and agrees with the Agent and the Lenders that it will not, and will ensure that each of its Subsidiaries does not, without the prior written consent of the Agent on behalf of the Lenders (which consent may be withheld in the sole discretion of the Agent and the Lenders):

      (a) Funded Debt - create, incur or assume any Funded Debt, except Permitted Funded Debt;

      (b) Liens - grant or suffer to exist any Lien in respect of any of its property, except Permitted Liens;

      (c) Disposition of Assets - directly or indirectly sell or otherwise dispose of any of its assets except in the ordinary course of its business or except if immaterial to its business (and for greater certainty, a sale and leaseback transaction shall not be considered a disposition of assets in the ordinary course of business);

      (d) Guarantees - become obligated under Guarantees (other than Guarantees which comprise part of the Security);

      (e) Investments - make or acquire any Investments, except for:

            (i) investments in Subsidiaries, if the Agent and the Lenders in their sole discretion consent thereto in writing, and provided that such Subsidiary shall have provided all Security required to be provided by it pursuant to section 8.03;

            (ii) investments in direct obligations of Canada or the United States of America, including Canadian or United States of America federal, provincial or state obligations, with maturities of one year or less from the date of acquisition of the investment, provided that if required by the Agent, the Borrower shall provide such additional items of Security as the Agent may require in order that such investments shall be specifically pledged to the Agent; and

            (iii) investments in certificates of deposit of maturities less than one year, issued by BMO;

      (f) Capital Expenditures - make or incur Capital Expenditures in excess of the following amounts (in respect of all Companies in the aggregate): (i) $5,000,000 in the Fiscal Year ending September 30, 2002; and (ii) in each subsequent Fiscal Year, $5,000,000 plus an amount, if positive, equal to $5,000,000 less the Capital Expenditures incurred by all Companies in the aggregate in the immediately preceding Fiscal Year;

      (g) Distributions - make any Distributions, except that the following Distributions may be made if both before and immediately after each such Distribution no Event of Default has occurred and is continuing (and no Company may declare or enter into a commitment to make a Distribution unless such Distribution would be permitted as set out below):

      (i) each Subsidiary of the Borrower may make Distributions to the Borrower; and

      (ii) the Borrower may make Distributions to Holdings after the date of this Agreement not in excess of the aggregate amount of thirty million dollars ($30,000,000);

      (h) Corporate Changes - enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other Person, whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise, without the prior written consent of the Lenders in their sole discretion (but the Lenders hereby confirm that a change of Control of the Borrower which does not constitute an Event of Default pursuant to paragraph 10.01(o) herein shall be permitted), except that a Company may amalgamate with any corporation incorporated under the laws of Canada or a province thereof which is, directly or indirectly, a wholly-owned subsidiary of Sterling Chemicals, Inc. provided that such corporation is not a debtor in the Chapter 11 Proceedings and is not subject to any court order made in the Chapter 11 Proceedings which imposes or purports to impose any obligations or restrictions on such corporation, and provided that the Lenders are satisfied in their absolute discretion with the financial position (including contingent liabilities) of the amalgamated corporation and the Agent shall receive, on the date of such amalgamation, such additional security and guarantees from the amalgamated corporation or other Persons, not inconsistent with this Agreement, together with legal opinions in respect thereof, as it may require;

      (i) Fiscal Year - change its Fiscal Year (which for greater certainty presently ends on September 30 in each year);

      (j) Dealing with Related Persons - enter into any contract with any Related Person for the sale, purchase, lease or other dealing in any property or services, except as follows:

      (i) the Companies may from time to time sell products to Sterling Pulp Chemicals, Ltd. (which term in this paragraph (j) includes any successor corporation) and buy products from Sterling Pulp Chemicals, Ltd. in the ordinary course of business as presently conducted; provided that all such products are bought or sold at prices which would be applicable to arm's-length purchases or sales of similar products; and provided further that the aggregate of all amounts owing by Sterling Pulp Chemicals, Ltd. to the Companies in respect of all such products sold by the Companies to Sterling Pulp Chemicals, Ltd. may not exceed $2,000,000 at any time;

      (ii) for so long as administrative and management services are shared between the Borrower and Sterling Pulp Chemicals, Ltd., the Borrower may be a party to an agreement with Sterling Pulp Chemicals, Ltd. whereby the Borrower shall contribute up to $500,000 per year in respect of expenses relating to such services, which said amount may be increased from time to time in order to reflect the Borrower's share of any reasonable increase in the cost of such services or any expansion in the scope of such services received by the Borrower, any such increase in cost being subject to the prior written consent of the Lenders acting reasonably; and

      (iii) contracts on commercially reasonable terms with individuals who are associates of Related Persons of the Companies, including without limitation employment and consulting contracts, provided that such contracts are not prohibited by any other applicable provisions of this Agreement.

      (k) Payments on Funded Debt - make any payment of principal or interest in respect of Funded Debt (other than such payments in respect of the Obligations), unless both before and after any such payment no Event of Default shall have occurred and be continuing and the making of such payment shall not create an Event of Default;

      (l) Hedging Agreements - except with the prior written consent of the Lenders in their sole discretion, enter into or be a party to any interest rate or currency hedging agreement (such as but not limited to interest rate or currency swaps and option agreements); or

      (m) Miscellaneous - do any of the following:

      (i) except for individuals listed on Schedule 6.01(z) and for any replacements thereof, allow any individual who is an officer of any Chapter 11 Debtor to also be an officer of the Borrower;

      (ii) employ any individual who is also employed by, or performs services for any Chapter 11 Debtor;

      (iii) permit the co-mingling or intermingling of any funds of the Borrower or any of its Subsidiaries with the funds or monies of any Chapter 11 Debtor;

      (iv) guarantee any indebtedness or obligations of any Chapter 11 Debtor, or provide a Lien upon any of its assets to collateralize or otherwise support any indebtedness or obligations of any Chapter 11 Debtor;

      (v)   establish a place of business in the United States; or

      (vi) consent to or otherwise directly or indirectly participate or acquiesce in any proceeding whereby the Borrower or any of its Subsidiaries would become a Chapter 11 Debtor; and for greater certainty the Borrower agrees that if at any time it or any of its Subsidiaries decides to commence any proceedings under insolvency legislation (including for greater certainty an assignment in bankruptcy or a proceeding involving protection from its creditors), it will commence such proceedings only in Canada.

7.03 FINANCIAL COVENANTS

      The Borrower agrees to maintain, on a consolidated basis, the financial ratios and amounts listed below:

      (a) at the end of each Fiscal Quarter, the Working Capital Ratio shall not be less than 1.50 to 1;

      (b) at the end of each Fiscal Year, the ratio of Total Liabilities to Tangible Net Worth shall not be greater than 2.50 to 1; provided that if an Advance is made under Tranche B-2 prior to September 30, 2002, this covenant shall not be required to be satisfied in respect of the Fiscal Year ending September 30, 2002;

      (c) at the end of each Fiscal Quarter, the ratio of (i) Funded Debt at the end of such Fiscal Quarter to (ii) EBITDA in respect of such Fiscal Quarter and the three preceding Fiscal Quarters shall not be greater than 2.50 to 1; and

      (d) at the end of each Fiscal Quarter, the ratio of (i) CFADS in respect of such Fiscal Quarter and the three preceding Fiscal Quarters to (ii) Funded Debt Service in respect of such Fiscal Quarter and the three preceding Fiscal Quarters shall not be less than 1.20 to 1.

7.04 REPORTING REQUIREMENTS

      The Borrower shall deliver or cause to be delivered to the Agent (or to BMO, if so specified) the following financial and other information at the times indicated below:

      (a) a Borrowing Base Certificate to BMO as at the end of each month in the form of Exhibit "F" attached hereto, certified by the Chief Financial Officer or other senior officer of the Borrower acceptable to the Agent; by no later than the 25th day after the end of such month;

      (b) the Interim Financial Statements of Holdings and each of the Companies by the 45th day after the end of each of the Borrower's Fiscal Quarters (specifically including the last Fiscal Quarter in each year), accompanied by a Compliance Certificate certified by the Chief Financial Officer of the Borrower or other senior officer of the Borrower acceptable to the Agent in the form of Exhibit "G" attached hereto which shall evidence compliance with all financial ratios and amounts set out in section 7.03 herein in respect of such Fiscal Quarter and shall include an analysis of any material variances in the Borrower's financial results in such Fiscal Quarter from the projections contained in the Borrower's business plan presented to the Agent on behalf of the Lenders (and without limiting the generality of the foregoing, any variance greater than 10% and which is also greater than $500,000 shall be deemed to be material);

      (c) the annual audited Yearend Financial Statements of Holdings and each of the Companies by the 110th day after the end of each Fiscal Year accompanied by a Compliance Certificate certified by the Chief Financial Officer of the Borrower or other senior officer of the Borrower acceptable to the Agent in the form of Exhibit "G" attached hereto which shall evidence compliance with all financial ratios and amounts set out in section 7.03 herein in respect of such Fiscal Year and shall include an analysis of any material variances in the Borrower's financial results in such Fiscal Year from the projections contained in the Borrower's business plan presented to the Agent on behalf of the Lenders (and without limiting the generality of the foregoing, any variance greater than 10% and which is also greater than $500,000 shall be deemed to be material);

      (d) the annual financial budget for the Companies on a consolidated and non-consolidated basis in respect of the subsequent Fiscal Year on or before 30 days prior to the end of the Fiscal Year, which shall disclose all material assumptions utilized and shall include the following items set out on a quarterly basis: balance sheet, income statement, cashflow statement, Capital Expenditures (specifically including capital leases), operating leases and tax liabilities; and

      (e) such additional information and documents as the Lenders or the Agent may reasonably require from time to time, not inconsistent with the terms of this Agreement, to ensure the ongoing compliance by the Borrower with the terms and conditions of this Agreement, in form reasonably acceptable to the Lenders and the Agent.

                             ARTICLE VIII - SECURITY

8.01 SECURITY TO BE PROVIDED BY THE BORROWER

      The Borrower agrees to provide in favour of the Agent for the benefit of the Lenders the security listed below as continuing security for the payment and performance of the Obligations:

      (a) a general security agreement creating a first charge against all assets of the Borrower, subject only to Permitted Liens;

      (b) a general assignment of accounts receivable creating a first charge against all accounts receivable of the Borrower, subject only to Permitted Liens;

      (c) security agreements creating a first charge against, and an assignment as security in respect of, the Borrower's rights to and interest in intellectual property, specifically including all intellectual property listed in Schedule 6.01(m), subject only to Permitted Liens;

      (d) debentures, collateral mortgages or other forms of security required by the Agent to create a first charge over all Land in which the Borrower has an interest (each such charge being in the principal amount of $100,000,000), subject only to Permitted Liens;

      (e) a Landlord Agreement in respect of each Material Leased Property;

      (f) an environmental indemnity agreement;

      (g) an assignment as security of the Borrower's interest in policies of insurance, to the extent provided in paragraph 7.01(i); and

      (h) such other security, not inconsistent with the terms of this Agreement, as may be reasonably required by the Agent from time to time.

8.02 SECURITY TO BE PROVIDED BY HOLDINGS

      As a condition precedent to the first Advance hereunder, the following shall be provided by Holdings to the Agent on behalf of the Lenders: (i) an unlimited guarantee in respect of the Obligations; and (ii) the security listed below as continuing security for the obligations of Holdings to the Lenders and the Agent under such guarantee:

      (a) a general security agreement creating a first charge against all assets of Holdings, subject only to Permitted Liens;

      (b) a pledge agreement creating a first charge over all of the issued and outstanding shares in the capital of the Borrower, which shall provide that after the occurrence and during the continuation of an Event of Default Holdings may not exercise any voting rights attached to such shares without the consent of the Lenders in their sole discretion (such consent to be evidenced by written notice provided to the Borrower by the Agent), but otherwise Holdings may exercise all voting rights attached to the said shares except that such voting rights may not be exercised to authorize or consent to any act by the Borrower which would contravene any terms and conditions of this Agreement;

      (c) an assignment as security of Holdings' interest in policies of insurance, to the extent provided in paragraph 7.01(i); and

      (d) such other security, not inconsistent with the terms of this Agreement, as may be reasonably required by the Agent from time to time.

8.03 SECURITY TO BE PROVIDED BY SUBSIDIARIES

      The Borrower shall cause each of its Subsidiaries, except 619220, to provide to the Agent on behalf of the Lenders: (i) a guarantee in respect of the Obligations (each such guarantee to be in an unlimited amount if permitted under applicable Law, otherwise such guarantee shall be limited to the maximum amount which will not contravene applicable Law); and (ii) the security listed below as continuing security for the obligations of such Subsidiary to the Lenders and the Agent under such guarantee:

      (a) a general security agreement creating a first charge over all assets of such Subsidiary, subject only to Permitted Liens;

      (b) an assignment as security of such Subsidiary's interest in policies of insurance, to the extent provided in paragraph 7.01(i); and

      (c) such other security as may reasonably be required by the Agent from time to time.

      Such guarantees and security shall be provided concurrently with the execution and delivery of this Agreement by those Subsidiaries in existence on the date of this Agreement (except 619220); and the Borrower shall cause any corporation which becomes a Subsidiary after the date of this Agreement to provide such guarantee and security within thirty (30) days after the date of becoming a Subsidiary.

8.04 GENERAL PROVISIONS RE: SECURITY AND OPINIONS

      In this Agreement, "Security" means all guarantees, security agreements, mortgages, debentures and other documents mentioned in this Article VIII and all other documents and agreements delivered by Holdings and the Companies to the Agent for the benefit of the Lenders from time to time as security for the payment and performance of the Obligations, and the security interests, assignments and Liens constituted by the foregoing. The Security shall be in form and substance satisfactory to the Agent and its counsel and the Lenders in their sole discretion. The Agent may require that any item of Security be governed by the laws of the jurisdiction where the property subject to such item of Security is located.

8.05 REGISTRATION OF SECURITY

      The Security shall be registered where necessary or desirable to record and perfect the charges contained therein as may be determined by the Agent in its sole discretion; provided that the Agent may, in its sole discretion and without consultation with or notice to the Lenders, determine whether the Security shall be registered against title to any Land in which any Company has a leasehold interest.

8.06 AFTER-ACQUIRED PROPERTY, FURTHER ASSURANCES

      The Borrower shall execute and deliver from time to time, and cause each of the Subsidiaries to execute and deliver from time to time, all such further documents and assurances as may be reasonably required by the Agent for the benefit of the Lenders from time to time in order to provide the Security contemplated hereunder, specifically including: supplemental or additional security agreements, assignments and pledge agreements which shall include lists of specific assets to be subject to the security interests required hereunder. With respect to provisions in the Security which require the Borrower to use commercially reasonable efforts to obtain any necessary consents from third parties to the charging and assignment in favour of the Agent of any lease, agreement, right, licence or permit, the Borrower shall not be required to obtain such consents unless and until requested in writing by the Agent, acting reasonably.

                 ARTICLE IX - CONDITIONS PRECEDENT FOR ADVANCES

9.01 CONDITIONS PRECEDENT TO ALL ADVANCES

      The Lenders shall have no obligation to make any Advance to the Borrower under any Credit Facility, unless at the time of making each such Advance the following terms and conditions shall have been satisfied:

      (a) the representations and warranties in Article VI shall continue to be true and correct in all material respects as if made on the date of such Advance (unless expressly stated in Article VI to have been made as of a specific, earlier date), subject to modifications communicated by the Borrower to the Agent on behalf of the Lenders in writing and accepted by the Lenders in their sole discretion and subject to changes expressly permitted to be made pursuant to the terms of this Agreement and disclosed, if required, to the Agent;

      (b) no Default or Event of Default shall have occurred, nor shall the making of the Advance result in the occurrence of any Default or Event of Default;

      (c) the Borrower shall have given a Drawdown Request to the Agent (or BMO, as the case may be) in accordance with the notice requirements provided herein (except in respect of Advances in the form of Overdrafts under Facility A and Advances under the MasterCard Facility);

      (d) in connection with any Advance under Facility A, the Borrower shall have provided a Borrowing Base Certificate which is current to the extent required by paragraph 7.04(a);

      (e) the Borrower shall have complied in all material respects with all other obligations imposed upon it pursuant to this Agreement;

      (f) since the date of the most recent Interim Financial Statements delivered to the Agent, no change shall have occurred which in the reasonable opinion of the Lenders constitutes a Material Adverse Change;

      (g) no third party demand or garnishment order for payment to any Governmental Authority shall have been received by the Agent or any Lender in respect of any Company.

9.02 ADDITIONAL CONDITIONS PRECEDENT TO FIRST ADVANCE

      The Lenders shall have no obligation to make the first Advance under any Credit Facility unless at the time of making such Advance the following terms and conditions shall have been satisfied:

      (a) the conditions precedent in section 9.01 shall have been satisfied;

      (b) the Security required to be provided at such time shall have been executed and delivered and all registrations necessary or desirable in connection therewith shall have been made, and any other documentation required by the Agent or any Lender (not inconsistent with the terms of this Agreement) shall have been executed and delivered, all in form and substance satisfactory to the Agent in its sole discretion;

      (c) up-to-date building location surveys in respect of each Material Owned Property shall have been provided to the Agent disclosing no material concerns and no matters which would be inconsistent with the representations and warranties contained herein;

      (d) the Lenders shall have conducted all due diligence, including site visits, in respect of the Borrower which they may consider necessary or desirable, and the results of such due diligence shall be satisfactory to them in their sole discretion; and without limiting the generality of the foregoing such due diligence shall include a review of the Borrower's operations, financial matters, internal controls and hedging practices, and a review of the 1997 agreement of purchase and sale between the Borrower and Weyerhaeuser Ltd.;

      (e) with respect to environmental matters:

      (i) the Agent and the Lenders shall have reviewed and be satisfied with the phase II environmental site assessment and baseline investigation prepared for the Borrower by Stearns & Conrad Engineers dated November 30, 1997;

      (ii) the Agent and the Lenders shall have received and be satisfied with the terms and conditions of the environmental indemnity agreement provided by Saskatoon Chemicals Ltd. and guaranteed by Weyerhaeuser Ltd. referred to in clause 6.01(q)(vi);

      (iii) the Agent and the Lenders shall have received and be satisfied with reports from independent firms considered satisfactory to the Agent and the Lenders in their sole discretion confirming that the liability of Saskatoon Chemicals Ltd. and Weyerhaeuser Ltd. under the environmental indemnity and guarantee thereof referred to in clause 6.01(q)(vi) (including the estimated remediation costs relating to remediation of the riverbank), will not in the aggregate exceed Two Million Five Hundred Thousand Dollars ($2,500,000); and

      (iv) the Agent and the Lenders shall have received and be satisfied with the terms and conditions of the agreement made among the Borrower, CIC Industrial Interests Inc. and Her Majesty The Queen In Right of Saskatchewan referred to in paragraph 6.01(q);

      (f) the Lenders shall have received and be satisfied with the most recent Interim Financial Statements and Yearend Financial Statements for Holdings and the Companies;

      (g) the Agent shall have received particulars of all Liens intended to remain outstanding as Permitted Liens, specifically including the assets encumbered thereby, the amounts due thereunder, and confirmation by the Borrower (and if requested by the Agent, also by the other party thereto) that the terms thereof are being complied with;

      (h) the Agent and the Lenders shall have received information satisfactory to them in their sole discretion concerning the status of the litigation disclosed in Schedule 6.01(r) herein;

      (i) the Agent (and any Lender, if requested by such Lender) shall have received copies of all Material Agreements and certificates of insurance policies relating to the Companies, the terms and conditions of which shall be satisfactory to the Agent and such Lenders in their sole discretion;

      (j) the Agent and the Lenders shall have received credit reports in respect of customers considered by them to be material customers of the Borrower (specifically including Biolab, Inc. and Cleartech Industries Inc.), which credit reports shall be satisfactory to the Agent and the Lenders in their sole discretion;

      (k) the Agent and the Lenders shall have received evidence satisfactory to them in their sole discretion that: the assets and cashflow of Holdings and the Companies are free from any claim, interest, priority or security interest arising from or in connection with the Chapter 11 Proceedings; the Chapter 11 Proceedings presently have no impact, directly or indirectly, on the Credit Facilities or the Security or the ability of Holdings and the Companies to observe and perform their respective obligations thereunder; and there is no material risk that any of the foregoing may occur; and without limiting the generality of the foregoing such evidence shall include an opinion of the U.S. counsel acting for the Chapter 11 Debtors to the effect that the execution and delivery by the Borrower of this Agreement, the performance by the Borrower of its obligations hereunder and the compliance by the Borrower and Holdings with the terms and provisions hereof and thereof: (i) are not prohibited by the existing orders of the Court in the Chapter 11 Proceedings; and (ii) do not contravene or create an event of default under the financing agreements pertaining to the indebtedness of the Chapter 11 Debtors in effect as at the date of this Agreement;

      (l) the Agent shall have received a certificate of status, certificate of compliance or similar certificate for Holdings and each Company issued by its governing jurisdiction and each other jurisdiction in which it carries on business or holds any material assets;

      (m) the Agent shall have received officers' certificates in respect of Holdings and each Company and a certified copy of resolutions of its sole shareholder authorizing the execution and delivery of this Agreement and the Security required to be provided by it at such time (to the extent that Holdings or such Company is a signatory thereto) and the performance of its obligations thereunder and such related matters as the Agent and its counsel may reasonably require;

      (n) the Agent shall have received opinions of the solicitors for Holdings and each Company, addressed to the Lenders, the Agent and the Agent's counsel, with respect to such Company's corporate status and authorized and issued capital, the due authorization, execution and enforceability of the Credit Agreement and the Security to which it is a party, the registration of the Security, the results of all applicable searches and title to the Owned Properties; all such opinions to be in form and substance satisfactory to the Agent and the Lenders in their sole discretion;

      (o) the Agent shall have received opinions of its solicitors, addressed to the Lenders and the Agent, with respect to the enforceability of the Credit Agreement and the Security (except to the extent any item of Security is governed by the laws of Saskatchewan), in form and substance satisfactory to the Agent and the Lenders in their sole discretion;

      (p) any necessary governmental, regulatory and third party approvals necessary or desirable in connection with this Agreement and the transactions contemplated therein shall have been given unconditionally and without containing any onerous terms; and

      (q) arrangements satisfactory to the Agent and the Lenders in their sole discretion shall have been made to repay all indebtedness and liabilities (specifically including contingent liabilities) owing by the Borrower to J.P. Morgan Bank Canada from the proceeds of the first Advance and J.P. Morgan Bank Canada shall have provided an undertaking, in form and substance satisfactory to the Agent and the Lenders in their sole discretion to release and discharge all of the security it holds in respect of the Companies and Holdings;

      (r) a Borrowing Base Certificate shall have been provided in respect of the month immediately preceding the date of the first Advance (whether or not an Advance under Facility A will be made on such date); and

      (s) a Compliance Certificate shall have been provided with respect to the Fiscal Quarter ended March 31, 2002 which evidences the Borrower's compliance with all financial ratios and covenants under this Agreement, provided that the Funded Debt in such Compliance Certificate shall be adjusted to include the amount of the first Advance and to deduct the amount of the Borrower's indebtedness to J.P. Morgan Bank Canada.

9.03 ADDITIONAL CONDITIONS PRECEDENT FOR ADVANCES UNDER TRANCHE B-2 AND TRANCHE B-3

      The Facility B Lenders shall have no obligation to make any Advance under Tranche B-2 or Tranche B-3 unless at the time of making each such Advance the following terms and conditions shall have been satisfied:

      (a) the conditions precedent in section 9.01 shall have been satisfied;
and

      (b) concurrently with such Advance the Agent and the Lenders shall be satisfied that the use of the proceeds of the said Advance does not contravene the OBCA in effect as at the date of such Advance, or subject the Borrower to any material risk from its creditors or other Persons.

                        ARTICLE X - DEFAULT AND REMEDIES

10.01 EVENTS OF DEFAULT

      The occurrence of any one or more of the following events, after the expiry of any applicable cure period set out below, shall constitute an event of default under this Agreement (an "Event of Default"):

      (a) the Borrower fails to pay any principal amount when due under this Agreement; or the Borrower fails to pay any interest due under this Agreement within three (3) Business Days after the due date thereof; or the Borrower fails to pay any amount under the Security, any Service Agreement or any other agreement made between it and any Lender in respect of which there is a specified payment date within three (3) Business Days' after such specified payment date;

      (b) the Borrower fails to pay any amount, other than an amount referred to in paragraph (a) above, payable by the Borrower under this Agreement, the Security, any Service Agreement or any other agreement made between it and any Lender within three (3) Business Days after written notice by the Agent that such amount is due and payable;

      (c) any representation, warranty or statement made to the Agent or any Lender (herein or in any term sheet, certificate, questionnaire or other document) is incorrect in any material respect on the date on which such representation, warranty or statement was made, or subsequently becomes incorrect in any material respect; provided that if such representation, warranty or statement is capable of being corrected within thirty (30) days, the Borrower diligently attempts to take all such action as may be necessary in order that such representation, warranty or statement will become correct and diligently keeps the Agent informed of its efforts in this regard, and such representation, warranty or statement is correct by not later than the expiry of such thirty (30) day period, then the incorrectness of such representation, warranty or statement shall not constitute an Event of Default;

      (d) the Borrower fails to perform or comply with any of its covenants or obligations contained in this Agreement (other than those set out in paragraphs
(a), (b) and (c) above) or Holdings or any Company fails to perform or comply with any of its covenants or obligations in any other agreement or undertaking made between it and the Lenders (including the Security), in each case, following receipt of notice of such non-compliance from the Agent; provided that if such non-compliance is capable of remedy within thirty (30) days, Holdings, the Borrower or such Company diligently attempts to remedy such non-compliance and diligently keeps the Agent informed of its efforts in this regard, and such non-compliance is remedied within such thirty (30) day period, then such non-compliance shall not constitute an Event of Default;

      (e) Holdings or any Company defaults under one or more agreements or instruments relating to its Funded Debt (other than the Obligations) or permits any other event to occur and to continue without being waived or cured after any applicable grace period specified in such agreements or instruments, if the effect of one or more of such events is to accelerate, or to permit the acceleration of, the date on which Funded Debt (other than the Obligations) in an aggregate amount of $250,000 or more becomes due (whether or not such acceleration actually occurs) or Holdings or any Company fails to pay any Funded Debt (other than the Obligations) in an aggregate principal amount of $250,000 when due; provided that if any such default is waived by the holders of such Funded Debt or a trustee, if any, for such holders, then such event or occurrence hereunder will not be an Event of Default;

      (f) Holdings or any Company ceases to carry on its business; or commits an act of bankruptcy or becomes insolvent (as such terms are used in the BIA); or makes an assignment for the benefit of creditors, files a petition in bankruptcy, makes a proposal or commences a proceeding under Insolvency Legislation; or petitions or applies to any tribunal for, or consents to, the appointment of any receiver, trustee or similar liquidator in respect of all or a substantial part of its property; or admits the material allegations of a petition or application filed with respect to it in any proceeding commenced in respect of it under Insolvency Legislation; or takes any corporate action for the purpose of effecting any of the foregoing;

      (g) any proceeding or filing is commenced against Holdings or any Company seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any Insolvency Legislation, or seeking appointment of a receiver, trustee, custodian or other similar official for it or any of its property or assets; unless (i) Holdings or such Company (as the case may be) is diligently defending such proceeding in good faith and on reasonable grounds as determined by the Agent and the Lenders acting reasonably, and (ii) such proceeding does not in the reasonable opinion of the Agent and the Lenders materially adversely affect the ability of Holdings or such Company (as the case may be) to carry on its business and to perform and satisfy all of its obligations hereunder;

      (h) Holdings or any Company is adjudicated insolvent or bankrupt; or an order, judgment or decree is entered by any court of competent jurisdiction approving a petition seeking reorganization, compromise or arrangement of Holdings or any Company, or appointing a receiver, trustee or liquidator of Holdings or any Company or of all or a substantial part of its property and assets, unless (i) such order, judgment or decree has been stayed (either by appropriate proceedings or by operation of law) and is being diligently contested by Holdings or such Company in good faith and on reasonable grounds as determined by the Agent and the Lenders acting reasonably, and (ii) such proceeding does not in the reasonable opinion of the Agent and the Lenders materially adversely affect the ability of Holdings or such Company (as the case may be) to carry on its business and to perform and satisfy all of its obligations hereunder;

      (i) Holdings or any Company is added as a debtor to the Chapter 11 Proceedings; or any court order is made in the Chapter 11 Proceedings which imposes any obligations or restrictions on or in respect of Holdings or any Company or otherwise adversely affects the ability of Holdings or any Company to carry on its business and to perform and satisfy all of its obligations hereunder; provided however that a court order made in the Chapter 11 Proceedings authorizing or approving the acquisition of Control of the Borrower by the holders of the 12 3/8% senior secured notes of Sterling Chemicals, Inc. pursuant to the joint plan of reorganization filed in the Chapter 11 Proceedings on May 14, 2002 shall not constitute an Event of Default pursuant to this paragraph (i);

      (j) any Person takes possession of any property of Holdings or any Company that is material to its financial condition, business or operations by way of or in contemplation of enforcement of security, or a distress or execution or similar process is levied or enforced against any such property, unless (i) Holdings or such Company is diligently pursuing all necessary proceedings to recover such property or to stay or dismiss such process in good faith and on reasonable grounds as determined by the Agent and the Lenders acting reasonably, and (ii) in the reasonable opinion of the Agent and the Lenders the taking of possession of such property by such Person does not materially adversely affect the ability of Holdings or such Company (as the case may be) to carry on its business and to perform and satisfy all of its obligations hereunder;

      (k) a final judgment or decree for the payment of money for an amount exceeding $1,000,000 shall have been obtained or entered against Holdings or any Company and shall remain unpaid, unbonded or undischarged for thirty (30) days from the date such judgment or decree was payable;

      (l) any document constituting part of the Security shall for any reason cease to be in full force and effect or shall be declared in a final judgment of a court of competent jurisdiction to be null and void; or Holdings or any Company contests the validity or enforceability thereof or denies it has any further liability or obligation thereunder; or any document (other than a Guarantee) constituting part of the Security shall for any reason fail to create a valid and perfected first priority security interest, subject to Permitted Liens, in and to the property purported to be subject thereto, unless such failure is capable of remedy within thirty (30) days, Holdings, the Borrower or such Company diligently attempts to remedy such failure and diligently informs the Agent of its efforts in this regard, and the failure is remedied within such thirty (30) day period, then the failure shall not constitute an Event of Default;

      (m) any Governmental Authority shall take any action or proceeding to condemn, seize or appropriate any property of Holdings or any Company that is material to its financial condition, business or operations;

      (n) a change occurs which in the reasonable opinion of the Lenders constitutes a Material Adverse Change; or

      (o) a change occurs in the Control of the Borrower without the prior written consent of the Lenders, such consent not to be unreasonably withheld or delayed;

provided that the Lenders hereby consent to the acquisition of Control of the Borrower by the holders of the 12 3/8% senior secured notes of Sterling Chemicals, Inc. pursuant to the joint plan of reorganization filed in the Chapter 11 Proceedings on May 14, 2002 (as such plan may be amended in any respect which does not involve Control of the Borrower being acquired by any other Person), provided that none of the officers or employees of the Borrower listed in Schedule 10.01(o) is terminated or requested to resign as a result of or in connection with such change in Control of the Borrower.

10.02 ACCELERATION UPON EVENT OF DEFAULT; ADDITIONAL INTEREST

      Upon the occurrence of an Insolvency Default, all obligations of the Borrower to the Agent and the Lenders shall become immediately due and payable, without the necessity of any demand upon or notice to the Borrower by the Agent. Upon the occurrence of any Event of Default other than an Insolvency Default, the Agent may by written notice to the Borrower declare all Obligations to be immediately due and payable. From and during the occurrence of an Event of Default, both before and after the Acceleration Date, all Outstanding Advances shall bear interest at the rates otherwise applicable plus 2% per annum in order to compensate the Lenders for the additional risk.

10.03 ACCELERATION OF CERTAIN CONTINGENT OBLIGATIONS

      Upon the occurrence of an Event of Default, any Lender which has issued a Bankers' Acceptance, BA Equivalent Note, LIBOR Loan, Fixed-Rate Term Loan or Letter of Credit with the Borrower or entered into a Service Agreement with a Company may make a Canadian Dollar Loan or U.S. Dollar Loan to the Borrower in an amount equal to the face amount of such Bankers' Acceptance, BA Equivalent Note, LIBOR Loan, Fixed-Rate Term Loan or Letter of Credit, or such Company's liability under such Service Agreement, as the case may be; and the proceeds of any such Loan shall be held by such Lender and used to satisfy the Lenders' obligations under the said Bankers' Acceptance, BA Equivalent Note, LIBOR Loan, Fixed-Rate Term Loan, Letter of Credit or Service Agreement as such becomes due. Any such Loan made in respect of a Bankers' Acceptance, BA Equivalent Note, LIBOR Loan, Fixed-Rate Term Loan or Letter of Credit shall bear interest at the rate and in the manner applicable to Canadian Dollar Loans under the Credit Facility under which such Bankers' Acceptance, BA Equivalent Note, LIBOR Loan, Fixed-Rate Term Loan or Letter of Credit was issued. Any such Loan made in respect of a Service Agreement shall bear interest at the rate and in the manner applicable to Canadian Dollar Loans under the Credit Facility which provides for the highest interest rate at such time.

10.04 COMBINING ACCOUNTS, SET-OFF

      Upon the occurrence and during the continuation of an Event of Default, in addition to and not in limitation of any rights now or hereafter granted under applicable law, a Lender may without notice to any Company at any time and from time to time:

      (a) combine, consolidate or merge any or all of the deposits or other accounts maintained with such Lender by such Company (whether term, notice, demand or otherwise and whether matured or unmatured) and such Company's obligations to such Lender hereunder; and

      (b) set off, apply or transfer any or all sums standing to the credit of any such deposits or accounts in or towards the satisfaction of the said obligations.

10.05 APPROPRIATION OF MONIES

      The Agent (subject to obtaining the unanimous consent of the Lenders in their sole discretion) may from time to time after an Event of Default appropriate any proceeds of realization of the Security against any portion or portions of the Obligations, and the Borrower may not require any different appropriation. The taking of a judgment or any other action or dealing whatsoever by the Lenders in respect of the Security shall not operate as a merger of any of the Obligations hereunder or in any way affect or prejudice the rights, remedies and powers which the Lenders may have, and the foreclosure, surrender, cancellation or any other dealing with any Security or the said obligations shall not release or affect the liability of the Borrower or any other Person in respect of the remaining portion of the Obligations.

10.06 NO FURTHER ADVANCES

      Upon the occurrence and during the continuation of a Default, the Lenders shall not be obliged to make any further Advances.

10.07 GARNISHMENT AND NOTICE OF STATUTORY LIENS

      If any Lender receives a garnishment notice, notice or claim in respect of a Statutory Lien or a demand for payment or other notice of similar effect by an applicable Governmental Authority in respect of Holdings or any Company, then unless and until such notice is withdrawn in writing, the Lenders shall not be obliged to provide any further Advances hereunder.

10.08 JUDGMENT CURRENCY

      If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement it becomes necessary for a Lender to convert into the currency of such jurisdiction (in this section called the "Judgment Currency") any amount due to the Lender by the Borrower hereunder in any currency other than the Judgment Currency, then conversion shall be made at the Exchange Rate prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Borrower will, on the date of payment, pay such additional amounts (if any) or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the Exchange Rate prevailing on the date of payment is the amount then due under this Agreement in such other currency. Any additional amount due by the Borrower under this section will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

10.09 REMEDIES CUMULATIVE

      All of the rights and remedies granted to the Lenders in this Agreement, and any other documents or instruments in existence between the parties or contemplated hereby, and any other rights and remedies available to the Lenders at law or in equity, shall be cumulative. The exercise or failure to exercise any of the said remedies shall not constitute a waiver or release thereof or of any other right or remedy, and shall be non-exclusive.

10.10 PERFORMANCE OF COVENANTS BY AGENT

      If the Borrower fails to perform any covenant or obligation to be performed by it pursuant to this Agreement, the Agent may in its sole discretion perform any of the said obligations but shall be under no obligation to do so; and any amounts expended or advanced by the Agent for such purpose shall be payable by the Borrower upon demand together with interest at the highest rate then applicable to the Credit Facilities.

10.11 INSOLVENCY PROCEEDINGS

      If Holdings or any Company intends to take the benefit of any Insolvency Legislation, including making an assignment for the general benefit of creditors, making a proposal or filing a notice of intention to make a proposal under Insolvency Legislation, the Borrower covenants and agrees to provide the Agent with five Business Days' prior written notice before any of the aforementioned proceedings are commenced. As soon as possible prior to the commencement of any such proceedings, the Borrower shall provide to the Agent copies of all relevant filing materials, including copies of draft court orders, plans of compromise, proposals and notices of intention. During this notice period the Agent may, in its sole discretion, elect to exercise any and all rights and remedies which may be available to it at that time as set out in this Agreement.

                     ARTICLE XI - THE AGENT AND THE LENDERS

11.01 ADDITIONAL DEFINED TERMS

      In this Agreement, the following words and phrases shall have the meanings set forth below:

      "COLLATERAL" means all property, assets and undertaking of the Companies encumbered by the Security, all Guarantees contemplated by the Security, and all property, assets and undertaking encumbered by the Security in support of such Guarantees; together with all proceeds of the foregoing;;

      "DOCUMENTS" means this Agreement, the Security and any other documents, agreements or certificates delivered or contemplated to be delivered pursuant to or in connection with any of the foregoing; and "DOCUMENT" means any one of the foregoing;

      "MAJORITY OF THE LENDERS" means, at any time, two (2) or more Lenders which in the aggregate have issued Commitments hereunder representing two-thirds (66.67%) or more of the total amount of credit available under the Credit Facilities;

      "PROCEEDS OF REALIZATION", in respect of the Security or any portion thereof, means all amounts received by the Agent and any Lender in connection with:

            (a) any realization thereof, whether occurring as a result of enforcement or otherwise;

            (b) any sale, expropriation, loss or damage or other disposition of the Collateral or any portion thereof; or

            (c) the dissolution, liquidation, bankruptcy or winding-up of the Borrower or any of its Subsidiaries which has provided Security or a Guarantee in respect of the Borrower, as the case may be, or any other distribution of such assets to creditors;

      and all other amounts which are expressly deemed to constitute "Proceeds of Realization" in this Agreement.

11.02 FAILURE OF LENDER TO FUND

      Unless the Agent has actual knowledge that a Lender has not made or will not make available to the Agent for value on the date requested for an Advance by the Borrower under a Credit Facility (a "Drawdown Date") such Lender's Proportionate

Share of such Advance requested, the Agent shall be entitled to assume that such amount has been or will be received from such Lender when so due and the Agent may (but shall not be obliged to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact received by the Agent from such Lender on such Drawdown Date and the Agent has made available a corresponding amount to the Borrower on such Drawdown Date as aforesaid, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the interest rate per annum applicable to the Advance multiplied by (ii) the amount that should have been paid to the Agent by such Lender on such Drawdown Date and was not, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including such Drawdown Date to but excluding the date on which the amount is received by the Agent from such Lender and the denominator of which is 365. A certificate of the Agent containing details of the amount owing by a Lender under this section shall be deemed to be prima facie correct. If any such amount is not in fact received by the Agent from such Lender on such Drawdown Date , the Agent shall be entitled to recover from the Borrower, on demand, the related amount made available by the Agent to the Borrower as aforesaid together with interest thereon at the applicable rate per annum payable by the Borrower hereunder (but for greater certainty, without prejudice to any claim which the Borrower might have against such Lender as a result of such Lender not having made its Proportionate Share of such Advance).

11.03 PAYMENTS BY AGENT

      (a) The following provisions shall apply to any and all payments made by the Agent to the Lenders hereunder:

      (i) the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the Borrower;

      (ii) if the Agent receives a payment of principal, interest, fees or other amount owing by the Borrower under a Credit Facility which is less than the full amount of any such payment due, the Agent shall have no obligation to remit to each Lender any amount other than such Lender's Proportionate Share of the amount actually received by the Agent;

      (iii) if any Lender has advanced more or less than its Proportionate Share of its Commitment under a Credit Facility, such Lender's entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;

      (iv) if a Lender's Proportionate Share of an Advance under a Credit Facility has been advanced for less than the full period to which any payment by the Borrower relates, such Lender's entitlement to receive a portion of any payment of interest or fees shall be reduced in proportion to the length of time such Lender's Proportionate Share has actually been outstanding

             (unless such Lender has paid all interest required to have been paid by it to the Agent pursuant to section 11.02);

      (v) the Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall be deemed to be prima facie correct;

      (vi) upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein;

      (vii) all payments by the Agent to a Lender hereunder shall be made to such Lender at its address set out herein unless notice to the contrary is received by the Agent from such Lender; and

      (viii) if the Agent has received a payment from the Borrower on a Business Day (not later than the time required for the receipt of such payment as set out in this Agreement) and fails to remit such payment to any Lender entitled to receive its Proportionate Share of such payment on such Business Day, the Agent agrees to pay interest on such late payment at the same rate and in the same manner as set out in section 11.02.

      (b) Unless the Agent has actual knowledge that the Borrower has not made or will not make a payment to the Agent in respect of a Credit Facility for value on the date in respect of which the Borrower has notified the Agent in writing that the payment will be made, the Agent shall be entitled to assume that such payment has been or will be received from the Borrower when due and the Agent may (but shall not be obliged to), in reliance upon such assumption, pay to each Lender its Proportionate Share of the payment expected from the Borrower. If the Agent has made such payments to the Lenders and the expected payment from the Borrower is in fact not received by the Agent on the required date, then each Lender which has received any such payment agrees to refund such payment to the Agent immediately upon request, and the Borrower shall, without limiting its other obligations under this Agreement, indemnify the Agent against any and all liabilities, obligations, losses (other than loss of profit), damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Agent as a result of having made such payments to the Lenders, except for those arising from the Agent's negligence or wilful misconduct. A certificate of the Agent with respect to any amount owing by the Borrower under this section shall be deemed to be prima facie correct.

      (c) The Borrower hereby irrevocably authorizes the Agent to debit any account maintained by the Borrower with the Agent in order to make payments to the Lenders as contemplated herein. The Agent agrees to provide written notice to the Borrower of each such debit in reasonable detail. The Borrower shall be deemed to have agreed to each such debit unless the Borrower objects in writing to such debit within thirty (30) days after receipt of such written notice from the Agent.

11.04 DECISION-MAKING

      (a) Any amendments to this Agreement relating to Facility A, the MasterCard Facility or any Service Agreement shall be effective if made in writing between BMO and the Borrower, and any such amendment shall be final and binding upon all the Lenders. BMO agrees to provide a copy of any such amendment to the Agent and the other Lenders promptly after the execution thereof. Any actions to be taken or decisions to be made by BMO relating to Facility A (specifically including with respect to the Facility A Maturity Date, the Facility A Maximum Amount and the Facility A Limit), the MasterCard Facility or any Service Agreement shall be made by BMO. Notwithstanding the foregoing, however, BMO will not enter into any amendment to this Agreement relating to Facility A or the MasterCard Facility which increases the aggregate amount of credit available under such Credit Facilities to an amount in excess of Ten Million Dollars ($10,000,000) without the prior written consent of all other Lenders.

      (b) Any amendment to this Agreement relating to the following shall be effective only if agreed between the Borrower and the Lenders acting unanimously:

      (i)    interest rates and fees in respect of Facility B;

      (ii)   the Facility B Limit;

      (iii)  the Facility B Maturity Date;

      (iv)   Repayments required to be made under Facility B;

      (v)    paragraph 7.02(e);

      (vi)   clause 7.02(g)(ii);

      (vii)  any provision of the Credit Agreement relating to the Security;

      (viii) paragraph 9.02(k); and

      (ix)   section 11.04.

      (c) Except for the matters described in paragraphs (a) and (b) above, any amendment to this Agreement shall be effective if made between the Borrower and a Majority of the Lenders (such amendment having been approved by a Majority of the Lenders pursuant to paragraph 11.09(j)); and any such amendment shall be final and binding upon all the Lenders.

      (d) Any action to be taken or decision to be made by the Lenders pursuant to the Credit Agreement relating to the following matters shall be effective only if agreed between the Borrower and the Lenders acting unanimously:

      (i)   any Investment pursuant to paragraph 7.02(e);

      (ii) any Distribution, except Distributions permitted to be made pursuant to clause 7.02(g)(ii); and

      (iii) any release of the Security or any portion thereof, except that the Agent may from time to time without notice to or the consent of the Lenders execute and deliver partial releases of the Security from time to time in respect of any item of Collateral to the extent expressly permitted in this Agreement, whether or not the Borrower may have an obligation to apply the net proceeds thereof as a Repayment.

      (e) Except for the matters described in paragraphs (c) and (d) above, any action to be taken or decision to be made by the Lenders pursuant to the Credit Agreement (specifically including for greater certainty the issuance of a demand for payment of the Obligations or the provision of any waiver in respect of a breach of any covenant, other than a breach of the covenants contained in clauses 7.02(e)(i) and 7.02(g)(ii)) shall be effective if approved by a Majority of the Lenders pursuant to paragraph 11.09(j); and any such decision or action shall be final and binding upon all the Lenders.

11.05 SECURITY HELD BY AGENT

      Except to the extent provided in section 11.06, the Security shall be granted in favour of and held by the Agent for and on behalf of the Lenders in accordance with the provisions of this Agreement. The Agent shall, in accordance with its usual practices in effect from time to time, take all steps required to perfect and maintain such Security, including: taking possession of the share certificates representing the shares required to be pledged hereunder; filing renewals and change notices in respect of such Security; and ensuring that the name of the Agent is noted as loss payee or mortgagee on all property insurance policies covering assets subject to the Security. If the Agent becomes aware of any matter concerning the Security which it considers to be material, it shall promptly inform the Lenders. The Agent shall comply with all instructions provided by the Lenders in connection with the enforcement or release of the Security which it holds. The Agent agrees to permit each Lender to review and make photocopies of the original documents comprising the Security from time to time upon reasonable notice. Each of the Lenders acknowledges that to the extent permitted by applicable law, the Security and the remedies provided under the Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally, and further acknowledges that its rights hereunder and under the Security are to be exercised not severally, but by the Agent upon the decision of the Majority of the Lenders. Accordingly, notwithstanding any of the provisions contained herein or in the Security each Lender covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority of the Lenders.

11.06 PRIORITIES OF SECURITY

      Notwithstanding any other provision of this Agreement, the Proceeds of Realization of the Security or any portion thereof shall be distributed in the following order:

      (i) firstly, in payment of all reasonable costs and expenses incurred by the Agent and the Lenders in connection with such realization, including legal, accounting and receivers' fees and disbursements;

      (ii) secondly, against the Obligations, each Lender being entitled to receive a portion of such Proceeds of Realization determined by reference to the amount of the Obligations due to such Lender divided by the aggregate amount of the Obligations due to all Lenders; and

      (iii) thirdly, if all obligations of the Borrower listed above have been paid and satisfied in full, any surplus Proceeds of Realization shall be paid in accordance with applicable law.

11.07 APPOINTMENT OF AGENT

      Subject to section 11.11, each Lender hereby irrevocably appoints the Agent to act as its agent in connection with this Agreement, and irrevocably authorizes the Agent to exercise such rights, powers and discretions as are delegated to it pursuant to this Agreement together with all such rights, powers and discretions as are incidental hereto or thereto. The Agent hereby accepts such appointment and agrees to be bound by the provisions of this Agreement for so long as it is an Agent hereunder. The Agent shall have only those duties and responsibilities which are expressly specified in this Agreement, and it may perform such duties by or through its agent or employees. It is expressly agreed that the Agent is not a fiduciary of any Lender nor shall it owe any fiduciary duties to any Lender. Any Person to whom the Agent may delegate duties or responsibilities as permitted hereunder shall enjoy and be bound by the same benefits, rights, protections and obligations as those provided to the Agent or to which the Agent is subject under this Agreement, mutatis mutandis.

11.08 PROTECTION OF AGENT

      (a) Unless and until instructed by a Majority of the Lenders, the Agent shall not be bound to inquire as to:

      (i) whether any representation made by the Borrower in or in connection with any Document is true;

      (ii)  the occurrence or otherwise of any Event of Default or Default;

      (iii) the performance by the Borrower of its obligations under any Document;

      (iv) any breach of or default by the Borrower or any Related Person under its obligations under any Document; or

      (v) the use or application by the Borrower of any of the proceeds of the Credit Facilities.

      The Agent shall report the results of any such enquiry to the Lenders, but shall have no obligation to take any action in connection therewith unless otherwise instructed by a Majority of the Lenders as provided herein.

      (b) Unless the Agent has actual knowledge or actual notice to the contrary, it may assume that:

      (i) any representation made by any Company in or in connection with any Document is true;

      (ii)  no Event of Default or Default has occurred; and

      (iii) the Borrower is not in breach of or in default under, its obligations under any Document.

      (c) Unless the Agent has actual knowledge or actual notice to the contrary, it may assume that each Lender's address is that set out herein until it has received from such Lender a notice designating some other office of such Lender as its address and act upon any such notice until the same is superseded by a further such notice.

      (d) The Agent may engage and pay for the advice or services of any lawyers, accountants or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained.

      (e) Unless the Agent has actual knowledge or actual notice to the contrary, the Agent may rely as to matters of fact which might reasonably be expected to be within the knowledge of any Company upon a statement contained in any Document.

      (f) Unless the Agent has actual knowledge or actual notice to the contrary, the Agent may rely upon any communication or document believed by it to be genuine.

      (g) The Agent may refrain from exercising any right, power or discretion vested in it under this Agreement unless and until instructed by a Majority of the Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised.

      (h) The Agent may refrain from exercising any right, power or discretion vested in it which would or might in its opinion in its sole discretion be contrary to any law of any jurisdiction or any directive or otherwise render it liable to any Person, and may do anything which is in its opinion in its sole discretion necessary to comply with any such law or directive.

      (i) The Agent may delegate to such other Person, such duties and responsibilities of the Agent hereunder as it shall determine to be appropriate in respect of dealings with or relating to the Borrower or any other Person.

      (j) The Agent may refrain from acting in accordance with any instructions of a Majority of the Lenders to begin any legal action or proceeding arising out of or in connection with this Agreement or take any steps to enforce or realize upon any Security, until it shall have received such security as it may reasonably require (whether by way of payment in advance or otherwise) against all costs, claims, expenses (including legal fees) and liabilities which it will or may expend or incur in complying with such instruction.

      (k) The Agent shall not be bound to disclose to any Person any information relating to the Borrower or any Related Person if such disclosure would or might in its opinion in its sole discretion constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person.

      (l) The Agent shall not accept any responsibility for the accuracy and/or completeness of any information supplied in connection herewith or for the legality, validity, effectiveness, adequacy or enforceability of any Document and the Agent shall not be under any liability to any Lender as a result of taking or omitting to take any action in relation to any Document save in the case of the Agent's negligence or wilful misconduct.

11.09 DUTIES OF AGENT

      The Agent shall:

            (a) provide to each Lender copies of all financial information received from the Borrower promptly after receipt thereof, and copies of any Drawdown Requests, Conversion Notices, Rollover Notices, Repayment Notices and other notices received by the Agent from the Borrower upon request by any Lender;

            (b) promptly advise each Lender of Advances required to be made by it hereunder and disburse all Repayments to the Lenders hereunder in accordance with the terms of this Agreement;

            (c) promptly notify each Lender of the occurrence of any Event of Default or any Default by the Borrower in the due performance of its obligations under this Agreement or the Security and of which the Agent has actual knowledge or actual notice;

            (d) each time the Borrower requests the prior written consent of a Majority of the Lenders, use its best efforts to obtain and communicate to the Borrower the response of a Majority of the

                  Lenders in a reasonably prompt and timely manner having due regard to the nature and circumstances of the request;

            (e) give written notice to the Borrower in respect of any other matter in respect of which notice is required in accordance with or pursuant to this Agreement, promptly or promptly after receiving the consent of the Majority of Lenders, if required under the terms of this Agreement;

            (f) except as otherwise provided in this Agreement, act in accordance with any instructions given to it by a Majority of the Lenders;

            (g) at the time of engaging any agent, receiver, receiver-manager, consultant, monitor or other party in connection with the Security or the enforcement thereof, obtain the agreement of such party to comply with the applicable terms of this Agreement in carrying out any such enforcement activities and dealing with any Proceeds of Realization;

            (h) if so instructed by a Majority of the Lenders, refrain from exercising any right, power or discretion vested in it under this Agreement or any document incidental thereto;

            (i) account for any monies received by it in connection with this Agreement, the Security and any other agreement delivered in connection herewith or therewith; and

            (j) call a meeting of the Lenders at any time not earlier than five (5) days and not later than thirty (30) days after receipt of a written request for a meeting provided by any Lender; provided that the above notice requirements may be waived by the unanimous agreement of the Lenders; and provided further that any instrument executed by all of the Lenders (which may be in counterparts) shall have the same effect as if passed by the Lenders at a duly called meeting.

11.10 INDEMNIFICATION OF AGENT

      Each Lender shall on demand by the Agent indemnify the Agent in accordance with each such Lender's Proportionate Share of all Credit Facilities, against any and all costs, claims, reasonable expenses (including legal fees) and liabilities which the Agent may incur (and which have not been reimbursed by the Borrower) to the extent required hereunder, otherwise than by reason of its own negligence or wilful misconduct, in acting in its capacity as the Agent under this Agreement, the Security or any other Document.

11.11 TERMINATION OR RESIGNATION OF AGENT

      (a) A Majority of the Lenders may terminate the Agent's appointment hereunder upon giving the Agent 90 days' prior written notice to such effect.

      (b) The Agent may resign its appointment hereunder at any time upon giving 90 days' prior written notice to each Lender, without giving any reason therefor.

      (c) In the event of any such termination or resignation, a Majority of the Lenders shall appoint a successor Agent acceptable to the Borrower (whose consent may not be unreasonably withheld). Within a reasonable time after the appointment of the successor Agent, the retiring Agent shall assign the Security to the successor Agent. Upon such assignment the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Article XI; and the Agent's successor and each of the other parties hereto shall have the same rights and obligations among themselves as they would have had if such successor originally had been a party hereto as the Agent. If a Person ceases to be the Agent and a successor Agent is not appointed within such 90 day period, upon the expiry of such period such Person shall receive no further compensation for acting as Agent and shall be released from all obligations as Agent except that until a successor Agent is appointed such Person shall passively hold the Security as Agent for the Lenders without taking any action to preserve, renew, maintain or enforce the Security; and its sole remaining obligation shall be to assign the Security to its successor if and when a successor Agent is appointed.

11.12 RIGHTS OF AGENT AS A LENDER

      The Agent in its capacity as a Lender shall have the same rights and powers under the Documents as any other Lender, and it may exercise such rights and powers as though it were not performing the duties and functions delegated to it as the Agent hereunder. Without limiting the generality of the foregoing, the Agent in its capacity as a Lender may retain for its own benefit any fee or other sum receivable by it for its own account, and may accept deposits from, lend money to, provide any advisory or other services to or engage in any kind of banking or other business with any Company.

11.13 FINANCIAL INFORMATION

      The Agent shall have no duty or responsibility either initially or on a continuing basis to provide any Lender with any credit or other information with respect to the financial condition and affairs of any Company, except to the extent expressly set out herein.

11.14 LENDERS' INDEPENDENT INVESTIGATION

      Each of the Lenders represents and warrants to the Agent and BMO that it has made its own independent investigation of the financial condition and affairs of the Companies in connection with the establishment of credit for the Borrower, and that it has not relied on any information provided to it by the Agent or BMO in connection therewith, and each represents and warrants to the Agent that it shall continue to make its own appraisal of the creditworthiness of the Companies from time to time.

11.15 LEGAL PROCEEDINGS BY AGENT

      The Agent shall not be obligated to take any legal proceedings against the Borrower or any other Person for the recovery of any amount due under this Agreement or the Security, unless instructed to do so by a Majority of the Lenders. No Lender shall bring legal proceedings against the Borrower or any other Person hereunder under any Security or under any other Documents or in connection herewith or therewith, or exercise any right arising hereunder or thereunder or in connection herewith or therewith over the property and assets of the Borrower or any other Person, without the prior written consent of a Majority of the Lenders.

11.16 LENDERS' OBLIGATIONS SEVERAL; NO PARTNERSHIP

      The obligations of each Lender under this Agreement are several. The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders of any of their respective obligations hereunder. No Lender shall be responsible for the obligations of any other Lender hereunder. Neither the entering into of this Agreement nor the completion of any transactions contemplated herein shall constitute the Lenders a partnership.

11.17 SHARING OF INFORMATION

      The Agent and the Lenders may share among themselves any information they may have from time to time concerning the Companies whether or not such information is confidential; but shall have no obligation to do so (except for any obligations of the Agent to provide information as required in this Agreement).

11.18 ACKNOWLEDGEMENT BY BORROWER

      The Borrower hereby acknowledges notice of the terms of the provisions of this Article XI and agrees to be bound hereby to the extent of its obligations hereunder, and further agrees not make any payments, take any action or omit to take any action which would result in the non-compliance by any Lender with its obligations hereunder.

11.19 AMENDMENTS TO ARTICLE XI

      The Agent and the Lenders may amend any provision in this Article XI without prior notice to or the consent of the Borrower, and the Agent shall provide a copy of any such amendment to the Borrower reasonably promptly thereafter; provided however if any such amendment would adversely affect any rights, entitlements, obligations or liabilities of the Borrower (other than in a de minimus manner), such amendment shall not be effective until the Borrower provides its written consent thereto, such consent not to be unreasonably withheld or arbitrarily delayed.

11.20 DELIVERIES, ETC.

      As between the Companies and Holdings, on the one hand, and the Agent and the Lenders, on the other hand:

      (a) all statements, certificates, consents and other documents which the Agent purports to deliver to a Company or to Holdings on behalf of the Lenders shall be binding on each of the Lenders, and none of the Companies nor Holdings shall be required to ascertain or confirm the authority of the Agent in delivering such documents;

      (b) all certificates, statements, notices and other documents which are delivered by a Company or Holdings to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders; and

      (c) all payments which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders.

11.21 AGENCY FEE

      The Borrower agrees to pay the Agent an annual agency fee in such amount as may be agreed in writing from time to time between the Borrower and the Agent, payable in advance on the date of this Agreement and annually on each anniversary date thereafter during the term of this Agreement.

                      ARTICLE XII - CHANGE IN CIRCUMSTANCES

12.01 ILLEGALITY

      If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority shall make it unlawful or impossible for any Lender to make, maintain or fund its Commitment hereunder and such Lender shall so notify the Agent, the Agent shall forthwith give one (1) Business Days' written notice thereof to the other Lenders and the Borrower which includes in reasonable detail the basis for its determination, whereupon, subject to section 12.03, until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Advances hereunder shall be suspended.

12.02 INCREASED COST AND REDUCED RETURN

      If there is a change in or adoption of any law, regulation, order, rule, request or directive affecting any Lender (whether or not having the force of law but of a kind which is intended to be complied with by banks or financial institutions generally and which is being complied with by the Lender) or in the interpretation thereof by any Governmental Authority charged with the administration thereof, and as a result:

      (i) the Lender incurs a cost (which it would not otherwise have incurred) or becomes liable to make a payment (calculated with reference to the amount outstanding or available under Facility A) with respect to continuing to provide or maintain its Proportionate Share of Facility A for the Borrower hereunder (other than a tax such as a capital or franchise tax or a tax imposed on the net income, assets or capital of the Lender);

      (ii) any reserve, special deposit or similar requirement is imposed or increased with respect to the Outstanding Advances increasing the cost thereof to the Lender; or

      (iii) the Lender suffers or will suffer a reduction in the rate of return on its overall capital (other than a reduction by reason of any increase in the taxes referred to in (i) above) as a result of the amount of the capital that the Lender is required to maintain being increased or of any change in the manner in which the Lender is required to allocate its resources;

      then the Borrower shall, within 15 days after receipt of written notice from the Lender (with a copy to the Agent), pay to the Lender such amount as will compensate the Lender for and will indemnify the Lender against such increases in cost or reductions of rate of return (to the extent not already reflected in any other rate or fee hereunder), accruing from and after the date of receipt of such notice.

      Each Lender will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle such Lender to compensation pursuant to this section. A certificate of any Lender (together with such further information as the Borrower may reasonably request) claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be deemed to be prima facie correct. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Lender shall be entitled to claim compensation from the Borrower pursuant to this section only to the extent that the Lender is also claiming compensation on a similar basis from other borrowers (if any) for whom the Lender has established similar credit facilities.

12.03 REPLACEMENT OF CLAIMING LENDER

      Subject to no Event of Default having occurred and continuing, if any Lender (a "Claiming Lender") makes any demand for payment under sections 12.02, or gives notice that the provisions of section 5.10(b), 5.11(c), 5.12 or 12.01 have or will become applicable to it, then, provided no other Lender makes any such demand or gives such notice by the date which is 20 days after any such demand or notice is made by a Claiming Lender, the Borrower may request that the Claiming Lender assign in accordance with section 13.10 to one or more banks or financial institutions to be designated by the Borrower all (but not less than all) of such Lender's Commitment and the Advances owing to it no later than 30 days following such request by the Borrower. Such Lender shall consummate such assignment to a bank or financial institution if such bank or financial institution (a) shall not, upon such assignment becoming effective, make any demand for payment under sections 12.02, or give notice that the provisions of section 5.10(b), 5.11(c),
5.12 or 12.01 have or will become applicable to it, and (b) complying with the requirements of section 13.10; provided, however, that each such replacement Lender shall be satisfactory to the remaining Lenders and the Agent, acting reasonably. No such replacement of a Lender shall be considered a Repayment of any Advance held by such Claiming Lender. The Agent and the Lenders shall have no obligation to assist the Borrower in finding any potential lender to replace a Claiming Lender pursuant to this section.

                             ARTICLE XIII - GENERAL

13.01 WAIVER

      The failure or delay by the Agent or any Lender in exercising any right or privilege with respect to the non-compliance with any provisions of this Agreement by the Borrower and any course of action on the part of the Agent or any Lender, shall not operate as a waiver of any rights of the Agent or any Lender unless made in writing by the Agent or such Lender. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given and shall not constitute a waiver of any other rights and remedies of the Agent or any Lender with respect to any other or future non-compliance.

13.02 GOVERNING LAW

      This Agreement shall be interpreted in accordance with the laws of the Province of Ontario. Without prejudice to the right of the Agent to commence any proceedings with respect to this Agreement in any other proper jurisdiction, the parties hereby attorn and submit to the jurisdiction of the courts of the Province of Ontario.

13.03 AGENT'S EXPENSES

      Whether or not the transactions contemplated by this Agreement are completed or any Advance has been made, the Borrower agrees to pay on demand by the Agent all expenses incurred by it or any Lender, including reasonable legal expenses and other direct out-of-pocket expenses, in connection with this Agreement, the Security and all documents contemplated hereby and all due diligence, including: the preparation, administration or interpretation of such documents, the protection and enforcement of the rights of the Agent and the Lenders provided for thereby, the enforcement of the Security, and the preparation of any waivers, partial discharges and similar matters which may be required. If the Borrower has not paid any such expenses within 30 days after the sending of a written request from the Agent, the Borrower hereby authorizes the Agent to debit the Borrower's account in order to pay any such expenses; provided that, the Agent shall concurrently provide written notice in reasonable detail of any such debit to the Borrower; and the debiting of such account shall not constitute an agreement by the Borrower that such amount was owed by the Borrower. For greater certainty, the expenses referred to in this section are in addition to the fees and expenses referred to in any other written agreements made among the Borrower, the Agent and the Lenders from time to time relating to the Credit Facilities.

13.04 INDEMNITY

      In addition to any other liability of the Borrower hereunder, the Borrower agrees to indemnify and save harmless the Agent and the Lenders from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (collectively, "Losses") which may be imposed on, incurred by or asserted against them which relate or arise out of or result from any failure by the Borrower to satisfy its obligations hereunder when due or fulfil any of its other obligations hereunder including any costs or expenses incurred by reason of the liquidation or re-employment in whole or in part of deposits or other funds required by the Agent or any Lender to fund or maintain the Credit Facilities as a result of the Borrower's failure to take any required action on the date required hereunder or specified by the Borrower in any notice given hereunder, specifically including for greater certainty the failure of the Borrower to satisfy any conditions precedent to be performed by it in connection with any Advance requested hereunder after having issued a Drawdown Request requesting such Advance, except to the extent that such Losses are caused by the negligence or wilful misconduct of the Agent or any Lender.

13.05 INTEREST ON UNPAID COSTS AND EXPENSES

      If the Borrower fails to pay when due any amount in respect of costs or expenses or any other amount required to be paid by it hereunder (other than principal or interest on any Advance), it shall pay interest on such unpaid amount from the time such amount is due until paid at the rate equal to the highest rate of interest then applicable under the Credit Facilities.

13.06 NOTICE

      Without prejudice to any other method of giving notice, all communications provided for or permitted hereunder shall be in writing and delivered to the addressee by prepaid private courier or sent by telecopy or other direct written electronic means, to the applicable address and to the attention of the officer of the addressee as follows:

      (a)   to the Borrower:

                  302 The East Mall
                  Suite 200
                  Toronto, Ontario
                  M9B 6C7

                  Attention: General Counsel
                  telecopier no. (416) 234-7404

      (b)   to the Agent:

                  Bank of Montreal
                  Global Distribution Services
                  19th Floor, First Canadian Place
                  Toronto, Ontario, M5X 1A1

                  Attention: Manager, Global Distribution Services telecopier no. (416) 867-5718

      (c) to any Lender, at its addressed noted on Exhibit "A" attached hereto.

      Any communication transmitted by prepaid private courier shall be deemed to have been validly and effectively given or delivered on the Business Day after which it is submitted for delivery. Any communication transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given or delivered on the day on which it is transmitted, if transmitted on a Business Day on or before 5:00 p.m. (local time of the intended recipient), and otherwise on the next following Business Day. Any party may change its address for service by notice given in the foregoing manner.

13.07 SEVERABILITY

      Any provision of this Agreement which is illegal, prohibited or unenforceable in any jurisdiction, in whole or in part, shall not invalidate the remaining provisions hereof; and any such illegality, prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.08 FURTHER ASSURANCES

      The Borrower shall, at its expense, promptly execute and deliver or cause to be executed and delivered to the Agent upon request, acting reasonably, from time to time all such other and further documents, agreements, opinions, certificates and instruments in compliance with this Agreement, or if necessary or desirable to more fully record or evidence the obligations intended to be entered into herein, or to make any recording, file any notice or obtain any consent.

13.09 TIME OF THE ESSENCE

      Time shall be of the essence of this Agreement.

13.10 ASSIGNMENT

      (a) If an Event of Default has occurred and is continuing, any Lender may assign all or any portion of its rights and obligations under this Agreement from time to time to any other Person without notice to or obtaining the prior written consent of the Borrower.

      (b) If no Event of Default has occurred and is continuing, any Lender may assign all or any portion of its rights and obligations under this Agreement from time to time to any assignee which is a financial institution (which term as used in this Agreement specifically includes a bank, trust company or life insurance company) subject to obtaining the prior written consent of the Borrower, not to be unreasonably withheld (and for greater certainty the Lenders acknowledge that it shall be reasonable for the Borrower to withhold its consent to any assignment if the Borrower would thereby be required to pay additional amounts pursuant to sections 5.10 or 12.02 hereof); provided that each assignment is in a minimum amount of $5,000,000.

      (c) If a Lender assigns all or any portion of its rights and obligations under this Agreement to an assignee in accordance with the provisions of this section 13.10, and if such assignee executes and delivers to the Borrower, the Agent and all other Lenders a written agreement to assume and be bound by all or the assigned portion of such Lender's obligations to the Borrower and to the other Lenders and the Agent hereunder, then immediately upon the said delivery of such agreement the Lender's said obligations hereunder shall automatically be released to the extent so assumed by such assignee.

      (d) Any assignment by a Lender of all or any portion of its rights and obligations pursuant to this Agreement shall be substantially in the form of the Assignment Agreement attached hereto as Exhibit "I".

      (e) The Borrower may not assign any of its rights or obligations under this Agreement without the prior written consent of the Lenders and the Agent, in their sole discretion.

      (f) The Borrower and the Lenders acknowledge that the Agent is entitled to charge a processing and recording fee of $3,500 to any assignee in connection with each assignment hereunder. The Borrower agrees to co-operate fully with the Agent in connection with any assignment in compliance with this section 13.10, and agrees to execute and deliver from time to time in favour of the Agent and any such assignee such documents and assurances as may be reasonably required to effect the foregoing.

      (g) Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive a payment on account of principal or interest due to such Lender under a Credit Facility which is greater than the proportion received by any other Lender(s) on account of principal or interest due to such Lender(s) under such Credit Facility, the Lender receiving such proportionately greater payment shall purchase such participations in the Outstanding Advances held by the other Lender(s) under such Credit Facility, and such other adjustments shall be made, as may be required so that the Outstanding Advances under such Credit Facility shall at all times be held by the Lenders in accordance with their respective Proportionate Shares under such Credit Facility; provided that nothing in this section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of any other indebtedness or liability of the Borrower. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation interest in any Outstanding Advances, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

13.11 ENTIRE AGREEMENT

      This Agreement and any other documents or instruments contemplated herein or therein shall constitute the entire agreement and understanding among the Borrower, the Lenders and the Agent relating to the subject-matter hereof. Without limiting the foregoing, the term sheet dated April 26, 2002 between BMO and the Borrower is superseded by this Agreement and is hereby terminated. No provision of this Agreement, or any other document or instrument in existence among the parties may be modified, waived or terminated except by an instrument in writing executed by the party against whom such modification, waiver or termination is sought to be enforced.

13.12 INCONSISTENCIES WITH SECURITY

      To the extent that there is any inconsistency between a provision of this Agreement and a provision of any document constituting part of the Security, the provision of this Agreement shall govern.

13.13 EXECUTION BY FAX AND COUNTERPARTS

      This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original and which counterparts together shall constitute one and the same Agreement. This Agreement may be executed by facsimile, and any signature contained hereon by facsimile shall be deemed to be equivalent to an original signature for all purposes.

13.14 BINDING EFFECT

      This Agreement shall be binding upon and shall enure to the benefit of the parties and their respective successors and permitted assigns; "successors" includes any corporation resulting from the amalgamation of any party with any other corporation.

13.15 CONFIDENTIALITY

      The Agent and each Lender agree that all documentation and other information made available by the Companies to it under or in connection with this Agreement shall (except to the extent such documentation or other information is publicly available or hereafter becomes publicly available other than by action of the Agent or such Lender, or was theretofore known or hereinafter becomes known to the Agent or such Lender independently of any disclosure by the Companies) be held in confidence by the Agent and such Lender and used solely in the evaluation, administration and enforcement of the Advances and all matters related to this Agreement and the Security and the transactions contemplated hereby and thereby, and in the prosecution of defence of legal proceedings arising in connection herewith and therewith; provided that the Agent or Lenders may disclose documentation and information to any other Lender or any affiliates thereof. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Agent or any Lender from (a) making disclosure of any information
(i) if required to do so by applicable law or regulation, (ii) to any Governmental Authority having or claiming to have authority to regulate or oversee any aspect of such Person's business in connection with the exercise of such authority or claimed authority and that compels or requires such Person to disclose such information, (iii) pursuant to any subpoena or if otherwise compelled in connection with any litigation or administrative proceeding, (iv) to any prospective assignee of all or any portion of a Lender's rights and obligations hereunder provided that such prospective assignee executes and delivers to the Borrower a confidentiality agreement in form and substance acceptable to the Borrower, acting reasonably, or (v) to the extent that the Agent or any Lender or its counsel deems necessary or appropriate, acting reasonably, to effect or preserve its Security or to enforce any remedy provided in this Agreement or the Security or otherwise available by law; or (b) making, on a confidential basis, such disclosures as the Agent or any Lender reasonably deems necessary or appropriate to its legal counsel, accountants or other advisers, agents or representatives (including outside auditors). If the Agent or any Lender is compelled to disclose such confidential information in a proceeding requesting such disclosure or otherwise pursuant to law or regulation, such Agent or Lender shall (i) only disclose such information as it is compelled or otherwise legally required to disclose, and (ii) use reasonable commercial efforts to obtain assurance from the Governmental Authority receiving such information that it will keep such information confidential (provided that any costs incurred by the Agent relating to such efforts shall be for the account of the Borrower and shall comprise part of the Obligations).

         IN WITNESS WHEREOF this Agreement has been executed, sealed and delivered by the parties hereto under the hands of their proper officers duly authorized in that behalf.

BANK OF MONTREAL, AS A LENDER                 BANK OF MONTREAL, AS AGENT


By: /s/ Nazmin Adatia                         By: /s/ Ken Everett
    ----------------------------------            ------------------------------


By:                                           By:
    ----------------------------------            ------------------------------


ROYAL BANK OF CANADA                          CANADIAN WESTERN BANK


By: /s/ Steve Petterson                       By: /s/ Malcom Ogrodnick
    ----------------------------------            ------------------------------

By: /s/ Don Talbot                            By:
    ----------------------------------            ------------------------------


STERLING PULP CHEMICALS (SASK) LTD.           INTESABCI CANADA

By: /s/ John Kamler                           By: /s/ Glen Hubert
    ----------------------------------            ------------------------------

By:                                           By:
    ----------------------------------            ------------------------------